Exhibit 10.11

Serial number of the security (For internal use)

Debenture

Made and signed on _____ of _____, _____at __________

In favor of Bank Hapoalim B.M.

By:

Name:	ID no:	Address:

Name:	ID no:	Address:

(hereinafter jointly and severally: The “Pledgor”)

The obligor for purpose of the Debenture is (choose one or more of the following) (hereinafter: the “ Obligor”) :

☐	The Pledgor.

☐	Any other person (or persons) as set forth below (hereinafter jointly and severally: the “Guaranteed Party”):

Name:	ID no:	Address:

Name:	ID no:	Address:

1.	Secured amounts

The Charge that the Pledgor created in favor of the bank under the Debenture is to secure full and accurate repayment of (choose one of the following):

1.1	☐	All obligations - unlimited in amount

1.1.1	All the amounts due or to be due to the bank from the Obligor: In connection with the provisions of banking services to the Obligor, or in connection with other obligations of the Obligor towards the bank (including in connection with obligations in respect of third party guarantees) or otherwise; whether such amounts are due or shall be due by the Obligor itself or jointly with others, whether the Obligor undertook to pay them, and whether it shall undertake to pay them in the future, in the capacity as obligor, guarantor, assignor, or otherwise; which are due for repayment prior to realizing the Charge or the Charged Assets (as defined in Section 2 below) or thereafter; which are owed in absolute or conditional terms, directly or indirectly, including principal amounts, interest of any kind (including default interest), fees and expenses of any kind, realization costs, attorney’s fee, indemnity fees, insurance fees, stamping, and including linkage differentials and exchange rate differentials of any kind that are due or shall be due by the Obligor to the bank in any manner and way for the foregoing amounts; and-

1.1.2	Any other amount due or shall be due to the bank by the Pledgor under the Debenture.

And all - unlimited in amount.

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1.2	☐	Certain banking services

1.2.1	All the amounts due or to be due to the bank by the Obligor: In connection with credit under a document titled dated at a principal amount of [1] that the Obligor received or shall receive, whether such amounts are due or shall be due by the Obligor itself or jointly with others, whether the Obligor undertook to pay them, and whether it shall undertake to pay them in the future, in the capacity as obligor, guarantor, assignor, or otherwise; which are due for repayment prior to realizing the Charge or the Charged Assets, or thereafter; which are due in absolute or conditional terms, directly or indirectly, including principal amounts, interest of any kind (including default interest), fees and expenses of any kind, realization costs, attorney’s fee, indemnity fees, insurance fees, stamping, and including linkage differentials and exchange rate differentials of any kind due or shall be due by the Obligor to the bank in any manner and way for the foregoing amounts; and-

1.2.2	Any other amount due or shall be due to the bank by the Pledgor under the Debenture;

And all - unlimited in amount.

1.3	☐	All obligations limited in amount - as set forth in Schedule “1” to the Debenture.

(hereinafter, all or part thereof: the “Secured Amounts”)

2.	The charge

For securing full and accurate repayment of the Secured Amounts, the pledgor pledges and charges in favor of the:

2.1	By way of a first ranking/ [2] floating charge, all the assets, funds, property, and rights of any kind whatsoever without exception, that the Pledgor may own now or in the future at any time in any manner or way, including their proceeds, redemption amounts, revenues and income deriving or arising from any of them (hereinafter: the “Property Charged by Floating Charge”).

2.2	By way of first ranking fixed charge of the Pledgor’s registered share capital that has not yet been required or that was required and has not yet been repaid, and his goodwill (hereinafter: the “Property Charged by Fixed Charge”).

(The Property Charged by Floating Charge and the Property Charged by Fixed Charge shall hereinafter jointly or partially be referred to as: the “Charged Property”).

2.3	By way of a first ranking fixed charged, all of the Pledgor’s rights towards any third parties, including:

2.3.1	any of the Pledgor’s rights for compensation or indemnity and any other right it may have towards third parties, including due to loss, damage, or expropriation of the Charged Property, including such rights arising from securing the Charged Property and such rights under the Property Tax and Compensation Fund Law, 5721-1961, or under any other law (hereinafter: the “Indemnity Rights”).

2.3.2	All of the Pledgor’s rights: (a) To exemptions, easements, discounts, setting-off and deductions, which could reduce or decrease the Pledgor’s tax rate or tax liability, insofar as the Pledgor shall be entitled to such on the date the Charge or Charged Property are realized, if realized; and (2) to make use of losses or to set-off losses, including the Pledgor’s right to make use of or set-off losses arising from realizing the Charge or Charged Property; and (c) to a choice whether to utilize an exemption or easement or discount or setting-off or deduction as foregoing; all - whether or not such arise from selling the Charged Property, or whether by virtue of the Income Tax Ordinance [New Version], Real Estate Taxation (Betterment and Acquisition) Law, 5723-1963, Value Added Tax Law, 5736-1975, or any other law (hereinafter: the “Easements and Rights”).

[1]	The credit principal amount and credit currency type must be completed (for example: ILS 500, USD 100).
[2]	Complete the missing and delete the superfluous.

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☐	Check the appropriate square	[1] Complete the missing and delete the superfluous 1. To branch 2. To the appropriate registrar
3. To the customer (debenture for creating a floating charge only by a corporation that is a company or co operative society)

(The Charged Property, Indemnity Rights, and Easements and Rights shall hereinafter jointly and severally be referred to as: The “Charged Assets”).

3.	Pledgor’s representations

The Pledgor hereby represents that:

3.1	The Charged Assets are owned by the Pledgor, and in the sole possession of the Pledgor or under the bank’s possession and control.

3.2	The Charged Assets are free on any debt, charge, pledge, mortgage, assignment of right, foreclosure, expropriation, lien, lock- up, retention of ownership clause, trust, preemptive right, right of first refusal, tag along right, option or any other third-party right, except: .

3.3	It is entitled to pledge and charge the Charged Assets under the Debenture.

3.4	There is no restriction or preclusion obstacle, under law (including any injunction, provision, or guideline of any competent authority or entity that apply to the Pledgor), and according to the Pledgor’s documents of incorporation, any agreement or otherwise, to its engagement under the Debenture or performance therefore (including on the creation of the Charge, exercise of the rights and remedies granted to the bank under the Debenture or thereunder, or transfer of the Charged Assets), and no approvals, consents, or permits are required from any entity, nor is there a requirement for any other actions by any entity for this purpose.

3.5	Any charge or undertaking under the Debenture is lawful, valid, and fully binding and enforceable in accordance with their terms.

3.6	None of the events set forth in Section 6.1 below have occurred (without taking into account grace periods, waiting or prior notice periods, if any), and it is not aware of any such events being expected to occur.

3.7	To the best of its knowledge, upon executing the Debenture, there are no environmental hazards in the Charged Assets, and there are no demands, claims, or injunctions by any authority competent to deal with environmental hazard originating in the Charged Assets.

3.8	To the best of its knowledge, there are no unpaid tax liabilities for the Charged Assets.

3.9	The copies of the Pledgor’s incorporation documents, as delivered to the bank, are complete and up to date, as of the execution date of the Debenture.

4.	Undertakings of the Pledgor The Pledgor hereby undertakes: Actions with the Charged Assets

4.1	Not to charge, pledge, or assign by way of charge, in any manner or way, the Charged Assets, with rights equal or superior to the rights of the bank (including in events where a charge is removed that is superior or ranks equal to the Charge, and the Pledgor shall want to create another charge in its stead) without the bank’s prior written approval.

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4.2	Not to charge, pledge, or assign by way of charge, in any manner or way, the Charged Assets under any charge that is subordinate to the Charge (any such charge shall hereinafter be referred to as: the “Subordinated Charge”), without obtaining the bank’s prior written approval for creating the Subordinated Charge, and according to the bank’s foregoing terms of approval, if granted. The bank shall not refuse to grant such approval on unreasonable grounds, however it may stipulate its approval on reasonable conditions, as the bank shall determine from time to time, all subject to relevant law. The Pledgor’s request to obtain such bank approval shall only be made in writing.

4.3	Not to sell, transfer, assign, lend, deliver, or remove the Charged Assets from its possession (or its rights in connection therewith) no allow another person to use the Charged Assets in any way or to grant a different person a power of attorney or any other permission, or any right or benefit with respect to the Charged Assets; not to forgive or waive, in whole or in part, the Charged Assets or any right or claim available or to become available to the Pledgor, from time to time, directly or indirectly, with respect to the Charged Assets, and all - without the bank’s prior written approval, and except if any of the actions stated in this section above are transactions that are only conducted with respect to charged assets that are part of the Property Charged by Floating Charge, in the Pledgor’s ordinary course of business and for consideration.

4.4	To make timely payment under any relevant law of all taxes, property taxes, levies and other mandatory payments, to all the governmental, municipal, and other entities, which are imposed on the Charged Assets, on their trading, or on the revenues arising therefrom, and to deliver to the bank upon its first request all the approvals, receipts, and references with respect to making such payments. The bank may, subject to providing a 15-day prior notice to the Pledgor, except in cases where failure to immediately pay could cause substantive damage to the bank, make any of the foregoing payments on the Pledgor’s account, which were not paid by the Pledgor on time, and the Pledgor undertakes to pay the bank any amount paid as foregoing, including the bank’s expenses in connection therewith.

4.5	To be liable towards the bank for any defect in the Pledgor’s property right in the Charged Assets and for the integrity, validity, and accuracy of all signatures, assignments, and details of notes, documents, and securities, insofar as these constitute part of the Charged Assets.

4.6	To use and treat the Charged Property, which is a tangible asset, with care, and to keep such Charged Property in good condition. To repair any malfunction, damage, defect, or deficiency (that are not negligible) to be formed in the Charged Property as foregoing, due to use or for any other reason. Should the Pledgor not perform the required repairs in the Charged Property as foregoing, within a reasonable time from the day the damage or deficiency occurred, considering the type and nature of the damage or deficiency, then the bank may, subject to providing reasonable prior notice to the Pledgor, perform the repairs at its discretion, at the Pledgor’s expense, and the Pledgor undertakes to pay the bank any amount paid by the bank for purpose of such repairs.

4.7	To grant the bank or anyone on its behalf access to the Charged Property that is real property, in order to examine its condition and allow them to visit and examine the condition of the remaining Charged Property wherever located.

4.8	To provide the bank, upon its first request and at the Pledgor’s expense, an up-to-date estimate of an appraiser, whose identity is acceptable to the bank, with respect to the value of all or part of the Charged Property, at the bank’s discretion, including the possibility of there being an environmental hazard (such request may be directed at the Pledgor from time to time, provided six (6) or more months have passed from the date when the bank’s previous request was made to the Pledgor). If the Pledgor failed to fulfill the bank’s request, as foregoing, the bank may conduct a valuation by an appraiser on its behalf, subject to providing a 10 day prior notice to the Pledgor, and any expenses in connection with such shall apply to the Pledgor and be paid by the Pledgor. In addition, the bank may itself, at any time and at its expense, conduct an updated evaluation as set forth above, and the Pledgor undertakes to cooperate with the bank for this purpose.

4.9	To take all the required steps under law in order to prevent environmental hazards in connection with the Charged Property, and to such end be in compliance with applicable law at all times.

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Pledgor’s actions

4.10	To manage proper books of accounts and to allow the bank or representative on its behalf to examine such books of accounts. The Pledgor undertakes to assist the bank or its counsel and to deliver to them, upon their first request, any balance sheet, financial statements, ledger, card or log, tape, books, references, and other documents, and any information that they shall require, including explanations in connection with the Pledgor’s financial and operational condition and its business.

4.11	To provide the bank with financial statements of the Pledgor, at the Pledgor’s expense, at a frequency as the bank shall instruct from time to time, and in case the Pledgor is the Obligor - at a frequency as it shall agree with the bank in the framework of the documents relevant to the Secured Amounts. In addition, in case the Pledgor is the Obligor, a prerequisite condition for the bank providing banking services to an Obligor, or continuing to provide such banking services, is the provision of financial statements to the bank, as required in accordance with the directives of the Bank of Israel or according to the instructions of any competent authority or under the provisions of any relevant law.

4.12	That there shall be no Structural Changes with respect to the Pledgor, compared to the situation on the date of executing the Debenture, without the bank’s prior written consent.

Notices and reports

4.13	To inform the bank, as soon as possible, of any event a lien is imposed on all or part of the Charged Assets, and of any case a claim is made for any right in connection with the Charged Assets, where execution proceedings, a restraining order, an injunction, or similar other proceedings are initiated, in connection with the Charged Assets; and to inform the party with the right of lien, the person claiming the right or who initiated proceedings as foregoing, at the earliest possible opportunity, of the existence of the Charge, and to immediately, at its expense, take any measure in order to remove the lien, the claim of the right, or the proceedings set forth above.

4.14	To inform the bank in writing at the earliest possible opportunity (and in case of an event unrelated to it - as soon as it became aware thereof):

4.14.1	Of the occurrence of one of the events set forth in Section 6.1 below (without taking into account grace periods, waiting or prior notice periods, if any).

4.14.2	Of a change to its name, address, and ID number;

4.14.3	Of receiving refunds from the tax authorities for tax payments made in connection with the Charged Assets.

4.15	The Pledgor and Guaranteed Party undertake to inform the bank in writing of any contest or objection that either of them shall have, if any, in connection with any account, account summary, approval, or any notice that either of them shall receive from the bank in connection with the Debenture through any communication channel, including receiving information by mail, automated device, or computer terminal.

5.	Insurance

5.1	The Pledgor undertakes:

5.1.1	That the Charged Property shall at all times be insured for its full value against accepted risks and against any other risk (all risks insurance), which the bank shall note from time to time, at an insurance company and through an insurance policy that shall be in a form under terms and for a period to the bank’s satisfaction (hereinafter respectively: the “Insurance Company” and “Policy”);

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5.1.2	To transfer to the bank the rights arising from the Policy, within the limit of the Secured Amounts;

5.1.3	To pay the insurance fees in connection with the Policy in full and on time;

5.1.4	To provide the bank with the Policy and receipts in connection with the payment of the insurance fees therefor.

5.1.5	To order the Insurance Company:

5.1.5.1	To include a statement in the Policy whereby the bank is the sole irrevocable beneficiary under the Policy, without the bank being required to pay insurance fees or any other payments; and -

5.1.5.2	To include an irrevocable provision in the Policy whereby insurance payments for the Charged Property, any time the Insurance Company is required to issue such payments under the Policy, or under applicable law, shall be made directly to the bank; and -

5.1.5.3	To provide the bank with a copy of the Policy, after the provisions set forth in this Section 5.1.5 above were added thereto.

5.1.6	To provide the bank with confirmation from the Insurance Company, in a form acceptable to the bank, regarding the insurance and its terms, which shall include an undertaking by the Insurance Company to act as set forth in Section 5.1.5 above, not to set-off any amount from the insurance payments to be issued to the bank for the Charged Property, except for the balance of insurance fees outstanding for insuring the Charged Property for the current insurance year only, and if the Policy also applies to other property, in addition to the Charged Property, the confirmation shall also include the Insurance Company’s consent to first attribute the insurance fees received in connection with the Policy to towards the insurance fees owed for insuring the Charged Property. The Insurance Company shall undertake to inform the bank, in any case the Policy is terminated or expires, at least 30 (thirty) days before such termination or expiration - notwithstanding and despite any other provision in the Insurance Contract Law, 5741-1981, while such notice of the Insurance Company shall, under the terms of the Policy, constitute a prerequisite for its termination or expiration.

5.1.7	Not to terminate or change any of the Policy’s terms, without the bank’s prior written approval.

5.1.8	That the Charged Property is not and shall not be, directly or indirectly, secured under double insurance. The foregoing does not derogate from the Pledgor’s rights to secure the Charged Property with an additional layer of insurance beyond the foregoing insurance layer, provided the bank’s rights under the Policy are not harmed. The Pledgor undertakes to transfer in advance for the bank’s examination any additional insurance policy as foregoing.

5.2	Without prejudice to the bank’s rights under the Debenture, in each of the cases set forth below, the bank may, at its discretion, secure the Charged Property on behalf of the Pledgor or the bank, and charge the Pledgor with expenses and insurance fees. The Pledgor undertakes to pay the bank any amount that the bank paid or was required to pay in connection with the insurance, including the bank’s expenses in connection therewith. And these are the cases:

5.2.1	If the Charged Property is not secured by the Pledgor as set forth in this Section 5;

5.2.2	If the Pledgor does not provide the bank with the Policy within 10 days from the day the Debenture is executed;

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5.2.3	If 30 days before the end of the Policy’s term the Pledgor fails to provide the bank with a suitable policy, with terms and for a period fully acceptable to the bank;

5.2.4	If the bank requires to make any amendments to the Policy, and any such amendments are not made within 30 days from the date of such requirement, to the bank’s satisfaction.

5.3	The bank may transfer a copy of the Policy that it was issued to any professional advisor on behalf of the bank, at the bank’s discretion, for purpose of examining the Policy and the provisions thereof.

5.4	The bank shall not be liable for any instance where the Insurance Company fails to issue any payments under the Policy, for any reason, except in instances where such failure to issue payment is the result of the bank’s negligence.

5.5	Upon the occurrence of an insurance event according to the Policy, the Pledgor undertakes to act for the exercise of the rights under the Policy, including to execute any document required for this purpose. In addition, upon the occurrence of an insurance event according to the Policy, and provided that the bank has a right to accelerate the Secured Amounts to immediate repayment as set forth in Section 6 below, the bank may file claims in connection with securing the Charged Property, conducting negotiations in the name of the Pledgor, settling, waiving, and receiving funds from the Insurance Company in connection with such claims. Nothing stated above shall derogate from the Pledgor’s liability with respect to securing the Charged Property and the filing of claims in connection with securing the Pledged Property.

5.6	The bank may credit the amounts received from the Insurance Company towards settling the Secured Amounts.

6.	Immediate repayment

6.1	Without prejudice to any of the bank’s other rights, the bank, upon the occurrence of any of the events set forth in this Section 6.1 below, whether occurring in Israel or outside of Israel, may accelerate all or part of the Secured Amounts to immediate repayment, and require the Obligor to pay them to the bank. Prior to the bank taking such action, the bank shall provide a prior notice to the Pledgor and Guaranteed Party, if and insofar as it shall be required under law, including a prior notice of 21 business day, as required under Section 5.A.1 of the Banking Law (Customer Service), 5741-1981 (in cases where the bank is required to provide such notice), or a different required period as shall apply from time to time under the provision of said law, subject and according to reservations and clarifications set forth in such provision of law:

6.1.1	If the Pledgor or Guaranteed Party shall violate or fail to fulfill any condition in the Debenture or any of its other obligations towards the bank under any other document that either of them executed or shall execute with the bank;

6.1.2	If it transpires that any of the Pledgor’s representations in the Debenture or any other representation that the Pledgor or Guaranteed Party made or shall make to the bank in a different document that either of them executed or shall execute with the bank, is incorrect or inaccurate or incomplete;

6.1.3	If the Pledgor or Guaranteed Party intends to make a Structural Change with respect to any of them or if the Pledgor or Guaranteed Party shall adopt a resolution with respect to their Structural Change, or if there is a Structural Change of the Pledgor or Guaranteed Party;

6.1.4	If the Pledgor or Guaranteed Party decide to enter voluntary liquidation; if a motion is filed against the Pledgor or Guaranteed Party, to liquidate or to initiate insolvency proceeding of any kind (bankruptcy/insolvency) including a motion for an order to initiate proceedings, or if a liquidation or insolvency order of any kind is issued against the Pledgor or Guaranteed Party, including an order to initiate proceedings of any kind, or temporary relief of any kind following such motion; of a liquidator, special manager, trustee or other functionary is appointed for the Pledgor or Guaranteed Party, in connection with any of the cases set forth in this section above, in a temporary or fixed appointment;

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6.1.5	If the Pledgor or Guaranteed Party represent that they intend to hold negotiations, or if negotiations are held for purpose of formulating an arrangement between the Pledgor or Guaranteed Party (as applicable) and their creditors or members or shareholders, or between them and any thereof, or between them and a certain class thereof, with respect to (inter alia) the debt of the Pledgor or Guaranteed Party (as applicable) towards any of the creditors, members, or shareholders as foregoing; if a motion for an arrangement as foregoing was filed to the court with respect to the Pledgor or Guaranteed Party, or if an arrangement is approved by such creditors or members or shareholders, or by the court; or if a motion to appoint an expert was filed to the court, for examining an arrangement with respect to the Pledgor or Guaranteed Party, or if such expert or other functionary was appointed in connection with any of the cases set forth in this section above, in a temporary or fixed appointment;

6.1.6	If a motion is filed for receivership over all of the assets of the Pledgor or Guaranteed Party, or over an asset or assets owned by them, which are substantive in nature or scope, or if an order is issued for such receivership, or if a functionary is appointed for purpose of realizing such assets, by temporary or permanent appointment (including receivership or trusteeship);

6.1.7	If a motion for lien is filed or if a lien is imposed, or if a similar execution action is taken, or if any other collection proceeding is taken over all assets of the Pledgor or Guaranteed Party, or over an asset or assets owned by any of them, which are substantive in their nature or scope;

6.1.8	If a motion is filed for receivership or lien over the Charged Assets, or over any assets that are deposited in the bank, or over any security granted or to be granted to the bank to secure all or part of the Obligor’s obligations, or if a similar execution action is taken against such assets, or if an order for receivership or lien is issued as foregoing, of if a fixed or temporary official receiver is appointed over such assets;

6.1.9	If the Pledgor or Guaranteed Party is a public company (as defined in the Companies Law), or a public limited partnership (as defined in the Partnerships Ordinance, 5735-1975) or a different corporation whose capital rights (meaning, the rights similar in nature to the bundle of rights that constitute a share of the Company) are listed on a stock exchange or held by the public (in Israel or abroad) - and it seems to the bank that there is a change in the control over the Pledgor or Guaranteed Party compared to the situation on the execution date of the Debenture; or - if the Pledgor or Guaranteed Party is a different corporation, and it shall seem to the bank, at its discretion, that there are changes to the ownership over the Pledgor or Guaranteed Party, or to the control of the Pledgor or Guaranteed Party, compared to the situation on the execution date of the Debenture (and in case of a partnership that is not a public limited partnership as foregoing - such change applies to the general partner or to the limited partners);

6.1.10	If either the Pledgor or Guaranteed Party announced that they cannot or shall be unable to timely repay all or part of their debts, or if either of them ceased repaying all or part of their debts, or to manage their business;

6.1.11	If work or a considerable part thereof at the Pledgor or Guaranteed Party is halted for 30 days or more; or if at the bank’s sole discretion any of the following shall apply, insofar as such constitutes a material change to most of the business of the Pledgor or Guaranteed Party: (a) Material changes to the area of activity of the Pledgor or Guaranteed Party; (b) changes to the mix of activity of the Pledgor or Guaranteed Party, whereby the main part of the activity became higher risk; (c) material changes to the geographic area of the activity of the Pledgor or Guaranteed Party (such as commencing substantive activity abroad that had not existed on the engagement date with the bank, or commencing activity in high-risk countries);

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6.1.12	If an event occurred or there were changes (or a series of events or changes) which have or may have a Material Adverse Effect. In this respect, the term “Material Adverse Effect” means: Any cause or circumstance that have, or almost certain to have, a material adverse effect on the Pledgor or Guaranteed Party, including on their business activity, financial condition, business performance, assets, property, ability to perform and fulfill any of their obligations under the Debenture, or other obligations that either of them undertook towards the bank in connection with the Secured Amounts or in connection with security interests provided to secure them, or on the validity of such documents, or any thereof, and the ability to enforce them or enforce any of the bank’s rights under them;

6.1.13	If the Pledgor or Guaranteed Party fall behind in paying any portion of the Secured Amounts, or in paying any other amount that either of them owes to the bank, with more than 7 days delay;

6.1.14	If any of the Charged Assets that are tangible assets (in whole or in part) are destroyed, burnt, lost, or suffer any other material harm;

6.1.15	In case one or more of the following events applies to the Guaranteed Party (if it is an individual): death; legal incompetence; was issued an insolvency order of any kind (insolvency/bankruptcy) including an order to initiate proceedings under the Insolvency Law; arrest; imprisonment; left Israel;

6.1.16	If any of the right holders to the Subordinated Charge, if any (hereinafter: the “Additional Creditor”) violates any of its obligations towards the bank in connection with the Subordinated Charge or its realization, or if the Additional Creditor announces or declares that it intends to realize the Subordinated Charge, or if the Additional Creditor approaches the bank with a request to obtain the bank’s approval for realizing the Subordinated Charge, or if the Additional Creditor takes any steps for purpose of realizing the Subordinated Charge, without having obtained the bank’s prior written approval, including the filing of a motion to the court or to the execution office for realizing the Subordinated Charge or for appointing a (temporary or fixed) functionary in connection with the Subordinated Charge, or if an order is issued for the realization of the Subordinated Charge or for appointing a (temporary or fixed) functionary in connection with the Subordinated Charge by the court or by the execution office.

6.1.17	If according to the bank’s discretion and according to its assessment there is an adverse change to the security interests provided or to be provided for securing repayment of all or part of the Secured Amounts, including with respect to their value, validity, legality, or enforceability, or to the rights conferred thereby compared to the condition on the date they were created;

6.1.18	If the Pledgor or Guaranteed Party are required to repay all or part of any debts or obligations, which the Pledgor or Guaranteed Party owe or shall owe to other creditors, by early repayment or other repayment not according to the original amortization schedule of such debts or obligations;

6.1.19	If a license or concession that is material to the activity of the Pledgor or Guaranteed Party expires;

6.1.20	If the Pledgor or Guaranteed Party violate their obligation to provide the bank with financial statements, books of accounts, valuations, including appraisals, approval of an external accountant, references, or other documents in connection with the condition of its business, assets, obligations, or if the Pledgor or Guaranteed Party is in violation of a law, requirement, guideline, or any other provision of a competent authority that requires it to issue or publish reports or various documents;

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6.1.21	If an Illegality Event occurred and the bank informed the Obligor of such in writing and requested full repayment of the Secured Amounts on the date set forth by the bank in a notice by the bank, and the Obligor failed to repay the bank the full amounts requested up to such date;

6.1.22	If the name of the Pledgor or Guaranteed Party is about to be erased from any registered being maintained in accordance with applicable law, or if with respect to any thereof a warning is about to be registered with a register maintained by the Registrar of Companies regarding the intention to register any of them as an infringing company (as set forth in Section 362A(a) of the Companies Law) or if anyone of them is registered in such registry as an infringing company;

6.1.23	Upon the occurrence of one or more of the events set forth in any of the subsections of this Section 6.1 above, mutatis mutandis, to any guarantor of the Guaranteed Party’s obligations towards the bank, or if the Guaranteed Party are a partnership, to a partner therein that is not a limited partner;

6.1.24	Upon the occurrence of one or more of the events set forth in any of the other documents that the Pledgor or Guaranteed Party (or any other guarantor on behalf of either) executed or shall execute towards the bank, for which the bank has cause to accelerate any Indebtedness of either of them to immediate repayment.

6.2	The Obligor undertakes to pay the bank, upon the bank’s request, all the amounts repayment of which is being required by the bank, as set forth in Section 6.1 above, together with all amounts owed to the bank under any of the other documents that were or shall be executed in favor of the bank by the Pledgor or Guaranteed Party or on behalf of either of them, for and in connection with the Secured Amounts (including fees for early repayment prior to the original date scheduled for their repayment).

6.3	In addition to the foregoing, should the bank have a right to accelerate the Secured Amounts as set forth in Section 6.1 above, the bank may remove the Charged Property from the Pledgor’s possession and hold it or transfer it for safeguarding on its behalf at the Pledgor’s expense.

6.4	It is sufficient for one of the events set forth in any of the subsections of Section 6.1 above to occur for purpose of exercising the bank’s various rights under this Section 6 or Section 7 below, and the bank may exercise either right separately and independent of the other.

7.	Realizing the Charge

7.1	Should the bank have a right to accelerate the Secured Amounts to immediate repayment as set forth in Section 6 above, the bank may take all measures as it deems fit to collect the Secured Amounts, including to formulate the floating charge on the Property Charged by Floating Charge and to realize all or part of the Charge, and to realize the Secured Amounts, in any way permissible under law, and to use the realization proceeds for purpose of settling the Secured Amounts or any part thereof, and all without the need to obtain the consent of the Additional Creditor, if any.

7.2	In the event the Charge is realized, or if the Charged Assets are realized as foregoing, and subject to applicable law, the bank is entitled to sell all or part of the Charged Assets, by public auction or otherwise, by itself or through others, in cash or in installments or otherwise, at a price and under terms at the bank’s discretion. Such realization can be carried out by the bank itself or by the court or by the execution office, inter alia by appointing a functionary (upon the bank’s request). For purpose of doing so, the bank or such functionary, as applicable, may:

7.2.1	Take possession of all the Charged Assets or part thereof;

7.2.2	Manage the Charged Assets;

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7.2.3	Sell or agree to sell the Charged Assets in whole or in part, transfer them or agree to transfer them in any other manner, or take any other action with respect to all or part of the Charged Assets, under terms that it shall deem fit;

7.2.4	Take action and do anything required in order to request and obtain tax exemptions, easements and discounts with respect to the Charged Assets, or with respect to other assets that would have been transferred to the Pledgor had it conducted a transaction therein, including a sale transaction.

7.2.5	Receive information from the tax authorities in connection with the Charged Assets, tax reports that were submitted by the Pledgor, assessments, orders, accrued losses, losses arising from realizing the Charge or Charged Assets, or determinations that were issued to the Pledgor by the income tax authorities, the customs and VAT department, or any other government entity; all whether directly or indirectly related to the Charged Assets;

7.2.6	Execute any statement or document in connection with anything set forth in this Section 7;

7.2.7	Act in connection with the Charged Assets in any government, municipal, public, or other office, and to execute documents of any kind whatsoever in connection with the Charged Assets.

7.3	Advance notice of three days with respect to the bank’s intention to realize the Charge with respect to the Charged Assets that are securities, notes, or other tradable instruments, shall be considered a reasonable period for purpose of the provisions in Section 19(b) of the Pledge Law, 5727-1967, or any legal provision to replace it. Should realization of the Charge or of the Charged Assets as set forth in this Section 7 be made by the bank by way of sale on TASE, the bank shall be entitled to perform the sale as foregoing, at any price that may be received for them on TASE at such time.

7.4	If upon a realization as set forth in this Section 7 the repayment date of any Secured Amounts has not yet come due, or if such amounts are conditionally due to the bank (hereinafter in this section: the “Future Repayment Amounts”), the bank shall continue with the realization proceedings, and it may retain from the sale proceeds and from anything received under this Section 7 above an amount sufficient for covering the Future Repayment Amounts, and the amount to be collected and not yet credited for the settlement of the Secured Amounts shall continue to be charged to the bank (as an alternative to a pledge) as a security for settling any Future Repayment Amounts, and it shall remain with the bank until settled in full.

7.5	Should the bank have a right to accelerate the Secured Amounts to immediate repayment as set forth in Section 6 above, both the Pledgor and Guaranteed Party undertake to cooperate for purpose of exercising the bank’s rights under the Debenture, including to act in accordance with the bank’s request, in order to receive an exemption from paying any tax or any other payment under applicable law, and to use its right to set-off losses, its right to apply losses or to set-off losses deriving from realizing the Charge or Charged Assets, and to execute any statement or document in connection with all the foregoing. In addition, and without derogating from the undertakings of the Pledgor or Guaranteed Party as set forth above, if the Charge or Charged Assets are realized, the bank or its counsel, jointly and severally, may act and take any action as set forth above in the name and on behalf of the Pledgor and use any such rights, and act in the name of the Pledgor vis-à-vis the tax authorities and vis-à-vis any relevant third party, and to execute any statement of document in the name and on behalf of the Pledgor in connection therewith. For this purpose, the Pledgor appoints the bank as its attorney.

7.6	Nothing stated in the Debenture or in the creation of the Charge shall derogate from the Obligor’s obligations towards the bank to repay the Secured Amounts in full and on time, according to any of the other documents pursuant to which any of the Secured Amounts were provided, including in any instance where the amounts that the bank requested the Obligor to pay, as set forth in Section 6.1 above, or the amounts that the bank shall receive in a final and irrevocable manner, in case the charge or Charged Assets are realized, if any, shall be lower than the total amount of the Secured Amounts, as such shall be at any relevant date.

7.7	In case the bank only formulates or realizes part of the Charge or part of the Charged Assets, the Charge shall remain in full effect with respect to the other parts that have not yet been formulated or realized.

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8.	Default Interest

8.1	The Secured Amounts referred to in Sections 1.1.1 or 1.2.1 above, as applicable, shall bear default interest at a rate that was or shall be agreed in writing between the bank and the Obligor.

8.2	The Secured Amounts referred to in Sections 1.1.2 or 1.2.2 above, as applicable, shall bear default interest at the maximum interest rate.

9.	The bank’s rights

In addition to the statements set forth in the Debenture, the bank has rights of holdback, lien, set-off, and charge, over any monies, notes, securities, tradable, assignable and other notes, deposits, collaterals, gold, currencies, Foreign Currencies, documents, rights, and other assets that are credited to or on behalf of the Pledgor at the bank in any manner or way, including those transferred to the bank for collection, safekeeping, as collateral (including under the Debenture) or in another manner, all as set forth in all the documents that were or shall be executed in favor of the bank by the Pledgor. The bank may use any of its right as set forth above, for purpose of repaying the Secured Amounts or for securing their repayment. It is clarified that nothing stated above shall derogate from any right of the bank under applicable law.

10.	The nature of the Charge and its validity

10.1	The Charge is of continuous nature and shall remain in effect until the bank confirms the termination of the Debenture in writing.

10.2	If the bank was provided or shall be provided with security interests for repayment of the Secured Amounts, all security interests shall be independent of each other.

10.3	The Debenture, the Charge, its validity, the rights, and powers and the reliefs granted under the Debenture to the bank, and all obligations of the Pledgor and Guaranteed Party towards the bank thereunder:

10.3.1	Shall not be dependent on the validity or legality of any other security interests that the bank is or shall be entitled to, in connection with repayment of the Secured Amounts, they shall be neither affected nor harmed by them, and they shall be neither affected nor harmed in case of any defect in the creation or registration of other security interests as foregoing; and -

10.3.2	Shall not be dependent on the validity or legality of any other documents; and -

10.3.3	Shall in no way be affected, their validity shall not be diminished, they shall not be limited or changed, and they shall not be deemed as having been waived in any way, including due to any of the actions, omissions, circumstances, matters or other things set forth below:

10.3.3.1	Legal incompetence or lack of authority of the Guaranteed Party or of any other guarantor with respect to the Secured Amounts;

10.3.3.2	Change in ownership, control, activity, partners in a partnership, or the standing of the Pledgor, Guaranteed Party, or any other guarantor with respect to the Secured Amounts (including due to a merger or other Structural Change);

10.3.3.3	Absence of enforceability, illegality, or invalidity, of any obligation of the Guaranteed Party, Pledgor, or any guarantor, with respect to the Secured Amount, or any party to the agreements included in the Charged Assets, according to any relevant document;

10.3.3.4	Failure of the Pledgor to fulfill any of the obligations under any relevant document with respect to the Charged Assets;

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10.3.3.5	Insolvency proceedings, debt arrangement, rehabilitation, bankruptcy, liquidation, or death (as applicable) of the Pledgor or Guaranteed Party or of any other guarantor of the Secured Amounts, a settlement or arrangement by the court, or a settlement or other arrangement of the Pledgor or Guaranteed Party (and in such cases the bank, as a creditor, may make a claim for all or part of the Secured Amounts, or agree to any payment in a settlement and receive such, without taking into account any payment made or to be made to the bank under the Debenture);

10.3.3.6	Any settlement or granting of extension or easement to the Pledgor, changes to any of the Pledgor’s obligations in connection with the Secured Amounts, or any other document to be executed by the Pledgor;

10.3.3.7	A waiver to be granted by the bank to any party to the deed that the bank shall hold for securing repayment of any amount from the Secured Amounts, or to any third party that is owed rights that are included in the Charged Assets;

10.3.3.8	Delay in submitting demands against the Pledgor or Guaranteed Party under the Debenture, or laches in submitting them, without such being deemed a precedent, waiver, prescription, expiration of rights, or negligence on the bank’s part.

11.	Charge created to secure the Guaranteed Party’s obligations

Without derogating from the other provisions of the Debenture, it is clarified that if and insofar as a portion of the Secured Amounts is for or in connection with obligations of the Guaranteed Party towards the bank (hereinafter in Sections 11 and 12: The “Guaranteed Amounts”), the provisions of this section below shall also apply with respect to the Guaranteed Amounts:

11.1	Demand of the Guaranteed Party

The bank shall not be required, prior to exercising its rights under the Debenture or under applicable law, including its right to realize the Charge or Charged Assets, to first demand of the Guaranteed Party (or from another person) payment of the Guaranteed Amounts, or to first take steps against the Guaranteed Party (or against another person) or to realize (or act to realize) any other security interest granted for securing the Guaranteed Amounts. The Pledgor waives any right, if available to it under law (that can be stipulated against), to require the bank to take any of the actions set forth above as a condition for exercising the bank’s rights.

11.2	Validity of the Charge

The validity of the Charge shall not be diminished or changed, its amount shall not be reduced, all of the Pledgor’s obligations shall remain unchanged, and the Guaranteed Amounts shall be considered, for purpose of the Debenture, as valid, non- defective, in full effect, and unassailable or contestable, even if any of the following actions are taken of if any of the following circumstances are fulfilled (and even if the Pledgor sustains any damage due to such), provided the bank acted in good faith and not with an objective to harm the Pledgor, or that such actions occurred under circumstances that were not within the bank’s control:

11.2.1	Cessation, change, reduction, increase, or renewal of the Guaranteed Amounts, or of credit or any other banking services to the Guaranteed Party, or any other engagement with the Guaranteed Party;

11.2.2	Providing an extension or various easements to the Guaranteed Party or to any other guarantor of the Secured Amounts;

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11.2.3	Replacement, renewal, amendment, termination, release, waiver, expropriation, realization, or avoiding realizing security interests that the bank received or shall receive for securing the repayment of the Secured Amounts from the Pledgor or Guaranteed Party or from any other guarantor of the Secured Amounts;

11.2.4	Receiving or avoiding receiving any security interest from the Pledgor or Guaranteed Party or from any other guarantor on behalf of any of them for securing the repayment of any of the Guaranteed Amounts, or registration or avoiding to duly register such a security;

11.2.5	Settlement, waiver, or any arrangement with the Guaranteed Party or with any other guarantor of the Secured Amounts;

11.2.6	Causing non-fulfillment of or change to any obligation imposed on the Guaranteed Party in connection with the banking services, or non-fulfillment or change to any obligation that the Pledgor or any other guarantor of the Guaranteed Amounts guaranteed on its behalf;

11.2.7	In the event an obligation of the Guaranteed Party or any other guarantor of the Guaranteed Amounts towards the bank is defective or invalid for any reason, including if it had no validity or authority to engage to receive the banking services or to undertake to repay the Guaranteed Amounts, or if it is found that any of the Guaranteed Party’s obligations towards the bank are nullified, or that arguments are raised against the bank with respect to the indebtedness of the Guaranteed Party, including arguments of defects as foregoing, and except in cases where the bank knew or should have known of the defect by way of reasonable means available to it, whereas the Pledgor was not aware of the defect;

11.2.8	Even in cases where the bank’s right to bring action against the Guaranteed Party for paying the Guaranteed Amounts expired or shall expire, or if the Guaranteed Party shall deny its indebtedness towards the bank, or if it shall have any arguments against the bank.

For the avoidance of doubt, the bank may from time to time perform any of the actions set forth in this section above, without being required to provide prior notice.

The performance of any of the actions, or the occurrence of any of the events set forth in Sections 10.3 and 11.2 above shall not grant the Pledgor any right of choice or right to terminate its guarantee of the Guaranteed Amount under the Debenture, or any of the other rights set forth in the Guarantee Law, or any provision of law that shall replace the Guarantee Law, and the Pledgor waives any such right.

11.3	Subrogation rights and security interests

The Pledgor represents that it did not receive any security interest from the Guaranteed Party in connection with the guarantee under the Debenture and undertakes that it shall receive no such security interest without obtaining the bank’s prior written consent. The Pledgor shall not be entitled, by virtue of realizing the Charge or the Charged Assets, payment made, security interest realized, or monies received, or on the account, of any person’s obligation:

11.3.1	To a subrogation right or to receive any other benefit, for a right, security interest, or amounts received or to be received, by the bank under any document among the documents that were or shall be executed between the bank and the Obligor, or to a right of participation or indemnity.

11.3.2	To receive, claim, or hold any benefit whatsoever, in any payment, distribution, security interest, from any person or on account of any person, or to use any right to set-off against any person, or to hold any other benefit, with respect to a payment, distribution, or security interest as foregoing.

11.3.3	The Pledgor hereby waives any such right, undertakes not to act to attain such, and it shall hold in trust for the bank and immediately pay or transfer to the bank any payment, distribution, benefit, or security interest, that it received in violation of the above provisions (and for such purpose the Debenture constitutes a trust agreement in connection with the foregoing), without derogating from the bank’s rights to any other or additional remedy or relief in connection with such violation. If use is made of any right to set-off in violation of the foregoing, the bank shall immediately be paid an amount equivalent to the amount that was set-off as foregoing.

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11.4	Competition between rights

If any amount granted or to be granted to the bank, including by the Pledgor (and including in case of redeeming the charge by the Pledgor), was used to repay any of the Guaranteed Amounts, or if the Pledgor was required to pay any of the Guaranteed Amounts to the bank or may be required to pay them, the Pledgor undertakes:

11.4.1	Not to claim any amount from the bank that was or shall be granted as foregoing;

11.4.2	Not to take action in competition with the bank against the Guaranteed Party or any third party that made a guarantee towards the bank for any of the Guaranteed Party’s obligations to the bank, including to any of the Guaranteed Amounts;

11.4.3	Not to claim or prove in bankruptcy, liquidation, settlement, or any other payment arrangement, in connection with the Guaranteed Party or in connection with any third party that provided a guarantee towards the bank for any of the Guaranteed Party’s obligations towards the bank, including any of the Guaranteed Amounts, except for purpose of maintaining the right to claim its debt, provided any payment, distribution, or benefit to be received by virtue of such claim or in connection with such claim shall be immediately paid or transferred to the bank, and as long as no such payment or transfer was made, they shall be held in trust by the Pledgor for the bank (and for this purpose the Debenture constitutes a trust agreement in connection with the foregoing).

And this shall be the case until the bank receives all of the amounts owed or to be owed by the Guaranteed Party, including amounts that are not part of the Guaranteed Amounts, and all the amounts that are or shall be owed to the bank by any third party that guaranteed any of the Guaranteed Party’s obligations towards the bank as foregoing.

11.5	Delivery of information and use thereof

Information that the bank requested or shall request from the Pledgor from time to time, as set forth in this Debenture, and that shall be transferred by the Pledgor to the bank, shall also be attached to the information that the bank shall receive from others. The terms that shall apply, subject to applicable law, with respect to any such information, and the use thereof, are set forth below:

11.5.1	Unless noted otherwise in this Debenture, no legal obligation applied to the Pledgor to transfer information that was requested thereof, and the transfer of information depends on its will and consent. Nonetheless, should the bank not receive all the requested details, which are required for the purposes set forth below, the bank may not provide banking services to the Pledgor and Guaranteed Party. There may be details that the Pledgor must provide, or that the bank must receive, under the provisions of law or directives of the Bank of Israel. The statements above and below constitute a notice from the bank according to Section 11 of the Privacy Protection Law, 5741-1981.

11.5.2	Together with the information about the Pledgor received from the Pledgor, information shall also be collected when providing the banking services that the Pledgor or Guaranteed Party are party to, and in addition, information shall be received from third parties such as authorities, license holders under the Credit Data Service Law, 5762-2002, from external databases and open sources.

11.5.3	All of the details provided or to be provided by the Pledgor to the bank, or that shall be available to the bank (including information about accounts of the Pledgor with the bank), shall serve the bank for purpose of its ongoing work and shall be stored according to the bank’s purposes in the databases of the bank or another party on its behalf, or in the databases of whoever shall from time to time provide the bank with computer services, data processing services, or information security services, or any other service for purpose of providing banking services or for purpose of managing the relationship between the Pledgor or Guaranteed Party and the bank.

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11.5.4	The bank shall use the information about the Pledgor for purpose of its ongoing work. As part of such use, the bank shall use the information collected from all activity in all accounts of the Pledgor and Guaranteed Party with the bank.

11.5.5	In the framework of its ongoing work, the bank shall collect, process, and use information about the Pledgor, inter alia for the following purposes:

11.5.5.1	Examining requests to receive banking services and making decisions in connection with the banking services to the Pledgor or Guaranteed Party, their scope and the manner they are provided.

11.5.5.2	Managing credit risks, including analyzing and rating credit risk, and managing other risks, such as locating and preventing fraud or preventing abuse of the services, monitoring actions under law, including under foreign law etc.

11.5.5.3	Improving the service for customers of the bank, also including developing new products and services and offering them to the bank’s customers.

11.5.5.4	Analyzing the information, segmentation, characterizing the habits in using the services and the consumption habits, and targeting advertising information.

11.5.5.5	Marketing and advertising through various means, in accordance with applicable law.

11.5.6	The bank shall continuously or from time to time transfer information about the Pledgor, as may be required in order to realize the purposes of using the foregoing information, to entities in Israel and abroad, which are among the following:

11.5.6.1	To third parties that provide the bank with services, also including computer services, operating services, and communication services, for purpose of receiving the services (hereinafter: the “Service Providers”).

11.5.6.2	To whomever according to law, including under foreign law and the directives of the Bank of Israel, the bank is required to provide the information, including to third parties with whom the Guaranteed Party shall from time to time execute requests and other documents in connection with credit that is or may be, in full or in part, a portion of the Guaranteed Amounts.

11.5.6.3	To clearing systems of payment methods, financial assets, and information.

11.5.6.4	To counterparties to activity or transactions, whether they are an intermediate party or end party.

11.5.6.5	To a new or other corporation, if the bank or any other company of the bank group shall organize its activity in a different corporate framework, and in case it shall merge with another entity or if it shall merge its activity with the activity of a third party.

11.5.6.6	To assigned entities - in case of assignment or charge by the bank or for purpose of making such assignment or charge.

11.5.6.7	In addition, the bank, with respect to foreign securities, shall provide any information that it is required to provide under foreign law to the authority in charge under such foreign law.

11.5.7	The Service Providers may hold the information, store it, and use it for purpose of providing the services.

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12.	Indemnity

12.1	The Pledgor’s undertakings under the Debenture also constitute a guarantee of the Pledgor in favor of the bank for full and accurate repayment of all the Guaranteed Amounts, and an indemnity undertaking provided by the Pledgor to the bank in connection thereto, and the Pledgor hereby undertakes to indemnify or compensate the bank for any damage, expenses, and financial loss that the bank shall sustain from the Guaranteed Amounts or in connection with such, and all according to the terms for the Debenture, mutatis mutandis.

12.2	For the avoidance of doubt it is hereby clarified that the Pledgor’s liability, as a guarantor for the repayment of the Guaranteed Amounts according to the terms of the Debenture, is broader than the ordinary scope of liability of a guarantor under the Guarantee Law.

13.	Registration and deposit

The bank may register the Charge with any competent authority under applicable law, or with any public registry. The Pledgor hereby undertakes, upon the bank’s initial request, to execute any certificates and documents required for purpose of creating the Charge, validating it, and performing all of the Pledgor’s obligations under the Debenture.

14.	Redeeming the Charge

The Pledgor, Guaranteed Party, Additional Creditor, if any, or any other person whose right may be prejudiced by granting the Debenture or by its realization, or anyone on their behalf, shall not have any right under Section 13(b) of the Pledge Law, 5727- 1967, or any provision of law to replace it, and they may not redeem the Charge, in whole or in part, by way of repaying the Secured Amounts or any part thereof prior to the arrival of the agreed repayment date. Such early redemption shall be subject to the provisions set forth in the documents that were or shall be executed by the Obligor in connection with the Secured Amounts.

15.	Transfer and disclosure of information

15.1	In this Section 15 the following terms shall have the meanings set forth beside them:

15.1.1	“Transfer” - Sale, endorsement, assignment, or any other means of transfer, in whole or in part, directly or through a special purpose company, in full or through the sale of participation rights and in any other manner which the bank shall deem fit. Transfer can be made to a single transferee or to a number of transferees, on the same date or on various dates.

15.1.2	“Information” - Information currently in the possession of the bank or that shall be in its possession in the future (including information transferred to the bank by the Pledgor or Guaranteed Party or information thereon, which at the bank’s discretion is necessary or desired to be sent in connection with the transfer of the rights and obligations in connection with the Debenture), including information about the pledge and information about the Charged Assets;

15.1.3	“Transferee” - Any person or corporation, whether in Israel or abroad;

15.1.4	“Rights and Obligations in Connection with the Debenture” - Rights and obligations of the bank in connection with the Charge and Charged Assets and according to the Debenture;

15.1.5	“Prospective Counter-party” - A Transferee with whom the bank is conducting or may conduct negotiations for purpose of transferring the Rights and Obligations in Connection with the Deed of Pledge to such Transferee;

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15.1.6	“Advisors” - advisors on behalf of the bank or on behalf of any Prospective Counter-party, and companies dealing with credit rating that shall be employed for purpose of rating the bank’s rights and obligations in connection with the Secured Amounts, and the rights and obligations in connection with the Debenture and an evaluating company on which entities may rely, that are supervised by the capital market, insurance, and savings department of the Ministry of Finance, for purpose of quoting the prices of their non-tradable debt assets;

15.2	The bank is entitled at any time, at its discretion and without being required to obtain the consent of the Pledgor or Guaranteed Party (subject to applicable law), transfer all or part of the rights and obligations in connection with the Debenture (provided the Pledgor or Guaranteed Party shall not bear any expense or cost arising from the transfer or in connection therewith, and which is known on the transfer date):

15.2.1	To any Transferee that is one of the following entities: A mutual fund, as defined in the Joint Investment Trust Law, 5754-1994, or a company that manages such fund; a provident fund or management company as such are defined in the Control of Financial Services (Provident Funds) Law, 5765-2005; an insurer as defined in the Control of Financial Services (Insurance) Law, 5741-1981; a banking corporation and auxiliary corporation as defined in the Banking (Licensing) Law, 5741-1981, and a corporation from the companies group to which such Israeli banking corporation belongs; an investment fund, as defined in the Control of Financial Services (Provident Funds) (Direct Costs Due to Transactions) Law, 5768-2008, or any corporation under the control of the entities set forth above, and to entities abroad that are comparable to the entities set forth above (that are supervised by the relevant authority in their country of incorporation or in countries where they are active); or -

15.2.2	In the framework of a securitization transaction (or similar transaction in the framework of which the rights and obligations in connection with the Debenture are transferred to a designated issuing corporation) or in the framework of any other transaction for transferring risk or exposure or hedging thereof; or -

15.2.3	To any person (even if not among the Transferees set forth above), at the bank’s discretion and without limitation (except if and insofar such limitation is set forth in law) - if an event occurred that grants the bank a right to accelerate the Secured Amounts to immediate payment, as set forth in Section 6 above.

15.2.4	For the avoidance of doubt, in case of transferring rights and obligations in connection with the Deed of Pledge, the bank shall not be precluded from serving as facility agent, security agent, or any other role with respect to the rights and obligations in connection with the Deed of Pledge as foregoing.

15.3	Both the Guaranteed Party and Pledgor undertake to cooperate for purpose of transferring the rights and obligations in connection with the Deed of Pledge as foregoing, including to execute any document that shall be required in this respect, and to take any action to be required by the bank, for purpose of transferring the rights and obligations in connection with the Debenture (if relevant), provided it shall not be required to bear costs for such purpose.

15.4	The bank may at any time disclose information to any Prospective Counter-party, to a Transferee to whom a transfer was performed, to Advisors, or relevant parties. In addition, the bank may at any time disclose information to Advisors or relevant parties, for purpose of a potential engagement under a securitization transaction (or similar transaction in the framework of which the rights and obligations in connection with the Debenture are transferred to a designated issuing corporation) or in any other transaction for transferring risk or exposure or hedging or for purpose of performance thereof. Disclosure of such information shall be made subject to the recipients of information executing letters of undertaking to maintain confidentiality, in form acceptable to the bank, unless such recipients of information have a legal duty to maintain confidentiality.

15.5	The Pledgor and Guaranteed Party undertake not to transfer any of their rights or obligations in connection with the Charge or under the Debenture, without obtaining the bank’s prior written approval.

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16.	Fees, expenses and costs

16.1	The Pledgor shall pay bank fees, expenses and costs related to the Debenture or thereunder, including in connection with the creation of the Charge or its ongoing operation, the amendment to its terms, actions for maintaining its validity, and the removal of its registration or any registration with respect thereto with any relevant registrar or for the creation of the Subordinated Charge or its ongoing operation, and the actions for maintaining its validity.

16.2	In addition, the Pledgor shall bear any fees and any reasonable costs and expenses in connection with collecting the amounts owed or to be owed to the bank under the Debenture, and in connection with the realization of the Charge and Charged Assets as set forth in the Debenture, and which the bank could not have avoided with reasonable measures (including fees for functionaries and their costs and reasonable attorney’s fee). The Pledgor shall also bear any expense, payment, fee, or cost as foregoing, in connection with early repayment of a deposit for a period or of a savings plan, the sale of securities, and storage fees for the Charged Assets.

16.3	Costs and expenses related to legal proceeding shall be collected subject to the provisions of applicable law. The attorney’s fee amount shall be as determined in the decisions of the court or execution office, and in the absence of such, as shall be agreed with the Pledgor in writing. Notwithstanding the foregoing, in execution proceedings, if no such attorney’s fee was determined, the bank shall be entitled to charge the Pledgor with the minimum attorney’s fee set forth under Section 81 of the Bar Association Law, 5721-1961.

16.4	Costs and expenses that do not appear in the Debenture or the amounts of which were not set forth in the Debenture, shall be paid by the Pledgor in their real amounts.

16.5	All the foregoing costs and expenses shall be paid by the Pledgor to the bank upon its initial written request, however with respect to an action or act that the Pledgor is required to do, indebtedness shall materialize upon the bank’s request or when the action or act is performed, according to the earlier.

16.6	Without derogating from any of the bank’s rights under the Debenture, the Pledgor shall repay all of its Indebtedness towards the bank for the foregoing fees expenses or costs, together with interest at the maximum interest rate, from the date it was created or from the date it was requested, as applicable, until full settlement in practice, all as set forth in the Debenture.

16.7	All fees expenses and costs, together with interest at the maximum interest rate, as set forth in this Section 16 above, shall constitute a portion of the Secured Amounts and shall be secured by the Charge.

16.8	The statements in the Debenture with respect to fees expenses and costs shall apply, unless agreed or to be agreed otherwise in writing between the bank and Pledgor

17.	Bank books and information

17.1	The bank’s books and accounts shall serve as admissible evidence for proving the truth of matters asserted therein including all details thereof, inter alia with respect to calculating the Secured Amounts balance, the details of the notes and security interests granted for securing the Secured Amounts, and any other matter related to the Debenture or to the Secured Amounts or to documents to be executed later on or in connection with any thereof. Copies of the bank’s books or any part thereof or from the last page of the bank’s books, which shall be approved by the bank’s clerk on them or on a separate document, shall serve as admissible evidence for proving the truth of matters asserted therein and for the accuracy of all the details set forth therein.

17.2	All of the details that the Pledgor transferred or shall transfer to the bank, shall serve the bank for its ongoing work, as customary and subject to applicable law, and shall be stored in accordance with the provisions of law, according to the bank’s purposes in the databases of the bank or anyone on its behalf, or in the databases of whoever shall from time to time provide the bank with computer services, data processing services, or information security services, or any other service for purpose of providing banking services.

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18.	Pledgor’s liability

18.1	In case the Pledgor is comprised of two or more entities, all individuals of the Pledgor shall be jointly and severally liable for fulfilling all of the Pledgor’s obligations under the Debenture. If any of the individuals of the Pledgor is declared legally incompetent or was otherwise released from its responsibility to fulfill any obligation as foregoing, the responsibility of the other individuals of the Pledgor shall not be prejudiced. The foregoing shall also apply to a Guaranteed Party that is comprised of two or more entities, with respect to the fulfillment of any of the Guaranteed Party’s obligations under the Debenture.

18.2	If the Pledgor or Guaranteed Party constitute a legal entity, incorporated or not incorporated, or a trustee or estate manager or joint account holder at the bank, or an organization or any entity that constitutes a combination of entities, the obligations of the Pledgor or Guaranteed Party (as applicable) under the Debenture shall not be prejudiced by any name change, Structural Change, or change to the composition of the Pledgor or Guaranteed Party.

19.	Notices and warnings

19.1	The bank shall send notices to the Pledgor and Guaranteed Party with respect to the Debenture, only insofar as such are required according to law or under an explicit and written agreement between the bank and Pledgor or Guaranteed Party, as applicable.

19.2	Any notice to be sent via mail by the bank to the Pledgor or Guaranteed Party, as applicable, by registered or ordinary letter to the most recent address appearing on the Debenture or on the documents for opening a bank account, or to any address appearing in the population registry or to the registered offices of the Pledgor or Guaranteed Party, as applicable, or to any other address which the Pledgor or Guaranteed Party, as applicable, shall inform the bank in writing, shall be deemed lawful notice received by the Pledgor or Guaranteed Party, as applicable, within 72 hours from the time the letter that includes the notice was sent.

19.3	Written confirmation from the bank or anyone on its behalf regarding delivery of any notice as set forth in this Section 19 above and regarding the date of delivery, shall serve as prima facie evidence with respect to delivery by the bank and the date thereof, all as set forth in the confirmation.

20.	Governing law and jurisdiction

20.1	The Debenture shall be interpreted under and in accordance with the laws of the State of Israel.

20.2	Exclusive jurisdiction for purpose of the Debenture is hereby set as follows: At the competent court that is nearest to the place where the Debenture was executed or at the competent court in one of the following cities: Jerusalem, Tel Aviv-Yafo, Haifa, Beer Sheva, Lod, or Nazareth.

21.	General

21.1	All statements, representations, undertakings, provisions, and permissions of the Pledgor and Guaranteed Party as set forth in the Debenture are irrevocable, and are in addition to and without derogating from any other statement, representation, undertaking, provision, or permission of any of them towards the bank under the Debenture or under any of the documents that were or shall be executed by them, and the bank engaged or shall engage with the Pledgor or Guaranteed Party in agreements for providing banking services subject of the Secured Amounts and with security interests for securing them, inter alia based on all the statements, representations, undertakings, provisions, and permissions as foregoing.

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21.2	Any termination or change of the obligations of the Pledgor or Guaranteed Party towards the bank under the Debenture, including a waiver or settlement, requires obtaining the bank’s prior written approval. Any waiver, time extension, easement, silence or failure to take action by either party with respect to non-fulfillment or partial or incorrect fulfillment of any of the other party’s undertaking under the Debenture, or any undertaking of the Guaranteed Party, shall not be deemed as a waiver by such party of any right but only as consent limited to the particular occasion on which it was granted.

21.3	The bank may charge any bank account held for the Pledgor (whether by itself or together with others), at the bank’s discretion, for any amount that the Pledgor is required to pay under the provisions of the Debenture, and which has not been paid as foregoing, all except if explicitly agreed otherwise between the bank and the Pledgor. It is clarified that nothing set forth in this section shall derogate from the Pledgor’s obligation to pay the bank all amounts that the Pledgor is required to pay to the bank under the Debenture according to its terms. Without derogating from the bank’s rights, including under the Debenture and in addition thereto, the Pledgor grants the bank irrevocable instructions and authorization to charge its accounts as set forth in this section above.

21.4	The bank’s rights under the Debenture are independent of each other and are further and in addition to and without derogating from any right that the bank has or shall have under law or under any other documents that was or shall be executed by the Pledgor or Guaranteed Party or for any thereof in favor of the bank, including documents concerning the opening and managing of bank accounts (hereinafter: the “Additional Documents”). Nothing set forth in the Debenture shall release the Pledgor or any other guarantor of the Secured Amounts, from any indebtedness towards the bank. The bank is entitled to assert its rights and take any measures against such parties as conferred to the bank under the Debenture, Additional Documents, and under appliable law.

21.5	The provisions of the Debenture and the provisions of the Additional Documents are supplementary, however in any event of contradiction between the provisions of the Debenture and the provisions of the Additional Documents, in respect of matters discussed in the Debenture, the provisions of the Debenture shall prevail.

21.6	Without derogating from the generality of Sections 10 and 11 above, it is clarified that realizing the Subordinated Charge, if any, shall not prejudice or reduce the validity of the Charge or any of the bank’s rights thereunder. Should the Subordinated Charge be realized, and as long as the bank did not choose otherwise, the Charge shall continue to apply to the Charged Assets in full force.

21.7	Subject to applicable law, nothing set forth in the Debenture shall create rights in favor of any third party.

21.8	In any event where the bank is entitled to take action according to the Debenture, it shall not be deemed obligated to do so.

21.9	In any event where the bank is entitled to take action according to the Debenture without prior notice - such right of the bank shall be subject to the provisions of applicable law that cannot be stipulated against.

22.	Interpretation and definitions

22.1	The preamble to the Debenture and its Schedules forms an integral part thereof and one of its terms. Section headers serve only as reference and should not be used for interpreting the Debenture.

22.2	Singular form includes plural form, and vice versa.

22.3	Unless explicitly stated otherwise, when referring to any statue in the Debenture, the intention is to the form of the statute as in effect from time to time on any relevant date.

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22.4	Any mention of the Pledgor or Guaranteed Party, as applicable, the intention is to the Pledgor or Guaranteed Party, as applicable, including their successors, estate, will executor, guardians, liquidator, trustees, and anyone taking their place.

22.5	Unless explicitly stated otherwise, the terms included in the Debenture shall have the meaning set forth next to them:

22.5.1	“Debenture” – This Debenture.

22.5.2	“Illegality Event” - Any of the following events:

22.5.2.1	Should the bank be unable to finance itself in currency that is relevant to all or part of the Secured Amounts, for reasons deriving from changes in the international financial market, or should the bank be unable to set the interest rate that applies to all or part of the Secured Amounts, for any reason, or should the continued provision of all or part of the Secured Amounts, under their current terms, become impossible for any reason;

22.5.2.2	As result of legislative amendments, or as result of changes in the Guaranteed Party or its business, the continued provision of all or part of the Secured Amounts by the bank, under their terms, as in effect on any relevant date, or granting effect to obligations or use of the bank’s rights according to any of the documents that were or shall be executed in favor of the bank or by the Pledgor or Guaranteed Party or on its behalf, in connection with the Secured Amounts, shall become illegal or constitute a violation of law on the part of the bank (including a violation of a regulation, rule, provision, guideline, or order). It is clarified that a deviation of the bank from the restrictions set forth in the directives of the Bank of Israel, including in the Proper Conduct of Banking Business Directive 313 concerning the indebtedness of a “single borrower” or “group of borrowers”, shall constitute a violation of law as foregoing.

22.5.3	“Security Interests” - Guarantees, charges, pledges and other security interests of any kind whatsoever.

22.5.4	“Functionary” - Official receiver, liquidator, trustee, special administrator, assets receiver, or other similar functionary.

22.5.5	“Financial Statements” - Periodic financial statements, prepared in accordance with applicable law and accepted accounting principles, which the Pledgor or any subsidiary of the Pledgor are or shall be required to prepare under applicable law.

22.5.6	“Law” - As defined in the Interpretation Law, 5741-1981.

22.5.7	“TASE” - The Tel Aviv Stock Exchange Ltd. and any other stock exchange trading securities that constitute part of the Charged Assets.

22.5.8	“Bank” - Bank Hapoalim B.M. including all branches or offices thereof in Israel, and anyone in its place or on its behalf and any transferee thereof.

22.5.9	“Collection Procedure” - A procedure under the Execution Law, 5727-1967; under the Center for Collecting Fines, Fees, and Expenses Law, 5755-1995; under the Tax Ordinance (Collection), or under any other law granting collection powers equivalent to the powers granted in such procedures.

22.5.10	“Arrangement” - Arrangement, debt arrangement, or settlement proposal.

22.5.11	“Charge” - The charge, the pledge, and the assignment by way of charge under the Debenture.

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22.5.12	“Scale of Charges” or “Bank Scale of charges” - Price list of the bank, presented at the branch, on the bank’s website, or in the bank’s mobile app, through automatic devices or in any other way that the bank may present it, about the fees and their rates, and other payments and amounts related to the banking services, updating and manner of charging such, and all as such scale of charges shall be customary and accepted at the bank from time to time, and subject to applicable law.

22.5.13	“Indebtedness” - A debt, undertaking or liability towards the bank, of any kind whatsoever (current and future, direct or indirect, contingent or non-contingent, including of any person or corporation as a guarantor towards the bank) for any grounds whatsoever, as they shall be from time to time, including any such indebtedness towards the bank on any account, even if such account is an account under joint ownership.

22.5.14	“Liabilities for Third Party Guarantees” - Any current or future indebtedness that the Pledgor or Guaranteed Party shall have towards the bank in connection with or for a guarantee that the Pledgor or Guaranteed Party provided or shall provide to the bank, for securing the indebtedness of any third parties towards the bank, including a guarantee that the Pledgor provided or shall provide to the bank for securing the indebtedness of the Guaranteed Party, or a guarantee that the Guaranteed Party provided or shall provide to the bank for securing an indebtedness of the Pledgor.

22.5.15	“The “Companies Law” - The Companies Law, 5759-1999.

22.5.16	“Guarantee Law” - The Guarantee Law, 5727-1967.

22.5.17	“Insolvency Law” - The Insolvency and Economic Rehabilitation Law, 5778-2018.

22.5.18	“Foreign Currency” - Any foreign currency that can be converted freely.

22.5.19	“Tax” - All taxes, levies, fees and other mandatory payments, of any kind or form whatsoever, including for income, capital gains, or profits, VAT, withholdings and withholdings at source which, are either by definition or which are paid on account of taxes, fees, levies or said mandatory payments, including, interest and penalties in connection with taxes, levies, fees and mandatory payments as foregoing, and including stamp tax (if any).

22.5.20	“Environmental Hazard” - As such term is defined in Section 1 of the Environmental Hazard Prevention (Civil Claims) Law, 5752-1992.

22.5.21	“Securities” - Securities as such term is defined in the Securities Law, 5728-1968, including bonds and government-issued securities, and participation certificates of a joint investment trust fund and any other security, whether included in the definition of Section 1 in the Securities Law, 5728-1968, or whether not included in such definition, and “index products” as defined in the Consulting Law, even if the bank does not own or physically maintain the security certificates or index products in the framework of managing the account, of any type, including bonds and any certificates issued in the series by a company, cooperative society, partnership or any other corporation, and certificates issued by the Israeli government or any foreign government or any public authority or any other authority that acts pursuant to law, and which grant a right of membership or to participate with the issue or claim thereof, and also held rights and chose in action, including the right to receive all the certificates from any third parties, including from any clearing system, and including participation certificates of a joint investment fund and any other mutual fund, whether or not it has a legal personality, and certificates granting a right to purchase securities as foregoing, and all - whether such are included or not included in the definition of Section 1 in the Securities Law, 5728-1968, whether dealing with certificates or rights issued or created in Israel or abroad, whether to the bearer or registered, whether paid in Israeli currency or Foreign Currency, whether such exist in writing or whether they can be recovered or proved by electronic or other means.

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22.5.22	“Bank Books” - Including bank records and any book, leger, logbook account statement, contract, letter of undertaking, deed signed by the Pledgor or Guaranteed Party (as applicable), worksheet of the bank or that was issued by the bank, bank records tape, copies thereof approved by bank or submitted by it as part of its books, and anything that can be extracted therefrom through data storage or retrieval, electronic imaging and other technologies, that were made during the bank’s ordinary course of business.

22.5.23	“Maximum Interest Rate” - With respect to Israeli currency - the maximum interest as shall be from time to time, which applies in the bank to the debit balances of the current account in Israeli currency that has no valid current framework. With respect to Foreign Currency - The maximum interest as shall be from time to time, which applies in the bank to the debit balances of the current account in Foreign Currency that has not valid current framework.

22.5.24	“Records” - Any record or copy thereof that preserve the information on bank account transactions or the data of bank accounts and its details, whether it was recorded or copied by way of printing, replication, electronic imaging, photography (including microfilm), and whether it was recorded or copied through any mechanical, electrical, or electronic device or any technology that preserves the information on bank account transactions or in connection therewith, including output, computer material that is information, and an electronic message that includes data on a bank account, or bank notices in connection with a bank account, which were created by recording on the bank’s computers, as the terms “output”, “computer material” (information), and “computer” are defined in the Computers Law, 5755-1995, and the printing of the contents of a computer file on paper, or any record of the bank by any other means, or the presentation of words or numbers or any other symbols that the bank customarily uses or makes use of in its records.

22.5.25	“Note” or “Notes” - Any promissory note, bill of exchange, check, undertaking, security, assignment, bill of lading, deposit note, withdrawal, payment order, and any tradable document of any kind whatsoever.

22.5.26	“Change of Law” - Application of a new law, new legislation or change of current law or in a manner of applications or implementation thereof that were made after the execution date of the Debenture, including: Change to the interpretation of current law; new requirement directed at the bank by the Bank of Israel, including a new undertaking under an agreement between banks in Israel and the Bank of Israel, or change to banking customs opposite the Bank of Israel; new requirement directed at the bank by any other competent authority in any relevant jurisdiction; all - even if such law, change, requirement, undertaking, or custom do not bind the bank, but banks or other financial institutions generally comply with them, and in any relevant jurisdiction. In this respect “Law” - As defined in this section above, and any regulation, rule, provision, guideline, order, or undertaking opposite the Bank of Israel or custom as foregoing.

22.5.27	“Structural Change” - Shall mean with respect to the legal entity or relevant legal entity, each of the following:

22.5.27.1	A merger or spinoff, as such terms are defined in Part E2 of the Income Tax Ordinance [New Version] or the Companies Law (including consolidation and reorganization, all – regardless of whether performed in accordance with Chapter VIII or Chapter IX of the Companies Law or in any other manner) or any other act which has a similar outcome with respect to a partnership or corporate entity outside of Israel;

22.5.27.2	An act which has the result of acquisition, transfer or receipt of assets which are material to the legal entity due to their scope or nature or acquisition or receipt of a material liability, as foregoing;

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22.5.27.3	Receiving assets in consideration for shares or other securities or other rights in the legal entity, in the event the assets relevant to such act as foregoing are material for the legal entity, in scope or in nature;

All - whether performed in a single transaction or in a series of transactions.

22.5.28	“Banking Services” - All of the services that the bank customarily provides to its customers, according to what is acceptable at the bank from time to time.

22.5.29	“Control” - As defined in the Securities Law, 5728-1968, and with respect to a corporation to which this law does not apply - mutatis mutandis.

23.	Additional terms _________

Signature of the pledgors

Each of us undersigned confirm that the bank has informed us of the facts set forth in the Debenture in connection with the Secured Amounts prior to signing the Debenture. In addition, each of us confirm that we have been afforded a reasonable opportunity to review the Debenture prior to signing, and that we received a signed copy of the Debenture.

In witness hereof we have signed:

Name of Pledgor 1	Name of signatory 1 on behalf of Pledgor 1:	Name of signatory 2 on behalf of Pledgor 1:

Signature of Pledgor 1
	Role of signatory 1 on behalf of Pledgor 1:	Role of signatory 2 on behalf of Pledgor 1:

Name of Pledgor 2	Name of signatory 1 on behalf of Pledgor 2:	Name of signatory 2 on behalf of Pledgor 2:

Signature of Pledgor 2
	Role of signatory 1 on behalf of Pledgor 2:	Role of signatory 2 on behalf of Pledgor 2:

9470008923 06.2020	Page 25 of 25	Bank Hapoalim B.M.

Branch	Account No.	Loan Serial No.	Type of Credit (for internal use)	Type of Document (for internal use)
MS10 Short

Name of Customer	Identification Number
Name of Customer	Identification Number

To Bank Hapoalim Ltd

APPLICATION Dated               FOR A LOAN IN NEW SHEKELS

1.	General

1.1	The Loan Application - We the undersigned hereby apply to the bank to make a loan account available to us for the sum of ________ NIS (hereinafter: “the capital fund” or “the loan capital fund”) pursuant to the conditions detailed in the opening of the account documents and in the general conditions letter pertaining to loans signed by us in connection with the account, in as far as it was signed, (hereinafter together: “the general conditions”) and hereunder in this application. Nothing by virtue of our signature of this application and its delivery by us to the bank shall be construed as obligating the bank the make the loan to us requested as aforesaid, and the bank shall have discretion as to whether to accede, wholly or partially, to our application for the grant a loan as aforesaid upon such conditions as shall be prescribed by it, or to reject it.

1.2	Making the loan - if the bank accedes to our application herein for a loan, the making of the loan will be conditional upon us meeting, to the bank’s satisfaction, the terms and conditions that have been agreed or will be agreed upon in the future between us and the bank and including upon us providing the relevant securities. If the bank approves our application for a loan as aforesaid, the bank will credit the amount of the loan capital fund to a current account in new Shekels (hereinafter: “the current account”). Only the actual crediting of the current account with the loan capital fund will constitute the bank’s agreement to accede to our application for the loan, as stated in this application. Commencing from the date of the grant of the loan, all the conditions and provisions of the loan documents (above and hereinafter: “the loan”) will apply to the loan, including to the calculation of interest respect of and in connection with the Loan.

2.	Purpose of the Loan

We are applying for the loan for the following purpose: ________. We undertake to use the loan solely for such purpose.

3.	The Account to be charged

We undertake to repay all amounts of the loan on the agreed repayment dates as specified in the payments table and in accordance with the other terms and conditions specified in the loan documents. (Choose one of the following):

☐	Instruction to charge the current account

We hereby give the bank an instruction to charge the current account with all the loan amounts (hereinafter respectively: “the Charge Account” and “the Charging Instruction”)

☐	Instruction to charge an account in the bank that is not the current account

We hereby give the bank an instruction to charge all the amounts of the loan, except for the handling commission, to Account No.________ kept in New Shekels in ________ branch of the Bank, and the handling commission to the current account (hereinafter respectively: “the Charge Account” and “the Charging Instruction”)

☐	Instruction to charge an account in another bank

We hereby give the bank an instruction to charge all the amounts of the loan, except for the handling commission, to Account No.________ kept in New Shekels in ________ branch of ________ Bank, and the handling commission to the current account (hereinafter respectively: “the Charge Account” and “the Charging Instruction”)

☐	Undertaking for direct payment

We undertake to pay all the aforesaid amounts of the loan direct to the loan account.

4.	Repayment of the Capital Fund (choose one of the following):

☐	We undertake to repay the loan capital fund in ________ consecutive payments commencing on the ________ of ________ and ending on the date of expiration of the loan period - as will be detailed in the repayment table

☐	We undertake to repay the loan capital fund in one payment the payment date of which is on the ________ day of ________

☐	We undertake to repay the loan capital fund as detailed hereunder: ________.

5.	The Interest

The loan capital fund will bear interest according to the bank’s calculations, which will be charged commencing from the date of the grant of the loan, as provided hereunder in this application, on such dates as are specified in the repayments table. The interest on the capital fund is as detailed hereunder (hereinafter: “the interest”). Unless otherwise expressly stated, the data shown below are correct as at the date of preparation of this Application.

5.1	The annual nominal interest rate - ________%

5.2	The annual adjusted interest rate - ________ %

5.3	Type of interest (choose one of the following):

☐	Fixed

☐	Variable, as detailed hereunder:[1]

○	the base interest - prime - which is ________ % on an annual calculation

○	Risk increment - ________ percentage point

[1]	Details must be completed in this section when the loan being requested is at variable interest

Bank Hapoalim Ltd	Page 2 of 12	4.20 9470000052

○	the rate of interest formula - prime with the addition of the risk increment, as stated above and calculated on an annual basis

○	the initial rate of interest - the initial rate of interest will be determined according to prime as it shall be on the date of the grant of the loan

○	the dates of updating of interest - the interest will be updated from time to time in so far as any change occurs in prime, including prior to the date of the grant of the Loan.

○	Interest at a negative rate - in any case in which the interest, which is to be calculated by the bank in respect of any period, is at a negative rate, no payment will be paid to us in respect of any of the loan amounts in relation to which interest was calculated at a negative rate as aforesaid.

6.	Period of calculation of the interest

The interest calculation period - in this application “the interest calculation period” means (choose one of the following):

☐	Identification of calculation period - a period of: ________ months. The initial interest calculation period will end on ________ (not inclusive) the initial or the last periods of calculation of the interest are likely to be shorter or longer and all as detailed in the repayments table.

☐	One calculation period - any period of the Loan - a period that commences on the date of the grant of the loan and ending on the last agreed repayment date on account of the loan amounts (but not including such date).

☐	Various calculation periods as detailed hereunder:

○	Up to ________ day of ________ (not inclusive) - a period of ________ months duration

○	Commencing from the ________ day of ________ - a period of ________ months duration

The initial interest calculation period will end ________ the day of ________ (not inclusive). The first or last interest calculation periods are likely to be shorter or longer and all as detailed in the repayments table.

7.	Calculation of the interest and manner of its payment (choose one of the following):

☐	Payment at the end of each interest calculation period - at a variable rate of interest or at a fixed rate of interest with the Periods or the amounts payable being irregular.

We undertake to pay the interest in ________ payments, at the end of each interest calculation period. The interest will be calculated at the end of each interest calculation period by multiplying the unpaid balance of the loan capital fund, as it shall be from time to time at any such date, at the rate of interest as detailed above in this application under the section entitled “the Interest” - and in respect of a loan at variable interest, taking into consideration the interest rates that apply in that interest calculation period, as the case may be, by the exact number of days in the period applicable from the commencement of the relevant interest calculation period (including such date) and up to its expiration (not including that date), as detailed in the repayments table, divided by the complete number of days in the calendar year in which the entire relevant interest calculation period occurred (365 or 366 as the case may be) and in a case of an interest calculation period occurring over more than one calendar year, divided by the number of days to be calculated on a weighted average daily basis.

Bank Hapoalim Ltd	Page 3 of 12	4.20 9470000052

☐	Payment at the end of each interest calculation period - at a fixed rate of interest with the Periods and the amounts payable being uniform.[2]

We undertake to pay the interest in ________ payments, at the end of every interest calculation period, multiplying the unpaid balance of the loan capital fund, as it shall be from time to time at any such date, at the rate of interest as detailed above in this Application under the section entitled “the Interest”, by the number of months in the relevant interest calculation, as detailed in the repayments table, divided by 12. In so far as the initial or last interest calculation period is shorter or longer than the other interest calculation periods, as detailed in the repayments table, the interest will be calculated in terms of that same interest calculation period, at the end of the said interest calculation period, and this by multiplying the unpaid balance of the loan capital fund as it shall be at that date at the interest rate as detailed above in this Application under the section entitled “the Interest”, by the exact number of days in the period applicable from the commencement of the relevant interest calculation period (including such date) and up to its expiration (not including that date), as detailed in the repayments table, divided by the complete number of days in the calendar year in which the entire relevant interest calculation period occurred (365 or 366 as the case may be) and in a case of an interest calculation period occurring over more than one calendar year, divided by the number of days to be calculated on a weighted average daily basis.

☐	Payment of interest in advance (by one payment to be made on the date of the grant of the loan)

We undertake to pay the interest in one payment on the date of the grant of the loan. The interest will be calculated by multiplying the amount of the loan capital sum, at the interest rate as detailed above in this Application under the section entitled “the Interest”, and by the exact number of days in the period commencing on the date of the grant of the loan (including that date) and up to the date of the end of the loan period (not including that date), as detailed in the repayments table, divided by the complete number of days in the calendar year in which the entire relevant interest calculation period occurred (365 or 366 as the case may be) and in a case of an interest calculation period occurring over more than one calendar year, divided by the number of days to be calculated on a weighted average daily basis.

☐	Payment of interest at the end of the loan period (by one payment to be made at the end of the loan period)

We undertake to pay the interest in one payment on the loan period expiration date. The interest will be calculated by multiplying the amount of the loan capital sum, at the interest rate as detailed above in this Application under the section entitled “the Interest”, and in the case of a loan at a variable interest rate, having regard to the interest rates applicable during the loan period as the case may be, by the exact number of days in the period commencing on the date of the grant of the loan (including that date) and up to the date of the end of the loan period (not including that date), as detailed in the repayments table, divided by the complete number of days in the calendar year in which the entire relevant interest calculation period occurred (365 or 366 as the case may be) and in a case of an interest calculation period occurring over more than one calendar year, divided by the number of days to be calculated on a weighted average daily basis.

☐	Accrual of interest to the fund throughout the loan period and payment of the interest at the end of the loan period.

We undertake to pay the interest in one payment on the loan period expiration date. The interest will be calculated at the end of every interest calculation period multiplying the unpaid balance of the loan capital fund, as it shall be from time to time at any such date, at the rate of interest as detailed above in this application under the section entitled “the Interest”, - and in the case of as loan at variable interest, having regard to the interest rates applicable during the loan period as the case may be, by the exact number of days commencing from the start of the relevant interest calculation (including that date) and up to its end (not including that date), as detailed in the repayments table, divided by the complete number of days in the calendar year in which the entire relevant interest calculation period occurred (365 or 366 as the case may be) and in a case of an interest calculation period occurring over more than one calendar year, divided by the number of days to be calculated on a weighted average daily basis. Manner of accrual of interest - At the end of every interest calculation period, the interest calculated as above shall also bear interest at the interest rate and will also be calculated in the same manner in which the interest is calculated with respect to the loan capital fund, as stated above, and this up to the said interest payment date at the end of the loan period, as detailed in the repayments table.

[2]	The first or the last Interest Calculation Period are liable to be shorter or longer and accordingly, the amounts of interest calculated on account thereof are liable to be lower or higher – all as set forth in the Repayment Schedule.

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☐	Accrual of interest to the fund for part of the loan period and payment at the end of each interest calculation period.

The interest will be calculated at the end of every interest calculation period multiplying the unpaid balance of the loan capital fund, as it shall be from time to time at any such date, at the rate of interest as detailed above in this application under the section entitled “the Interest”, - and in the case of as loan at variable interest, having regard to the interest rates applicable during the loan period as the case may be, by the exact number of days commencing from the start of the relevant interest calculation (including that date) and up to its end (not including that date), as detailed in the repayments table, divided by the complete number of days in the calendar year in which the entire relevant interest calculation period occurred (365 or 366 as the case may be) and in a case of an interest calculation period occurring over more than one calendar year, divided by the number of days to be calculated on a weighted average daily basis.

Manner of accrual of interest - At the end of every interest calculation period that applies from the date of the grant of the loan and up to the ________ day of ________ (not including that day) (hereinafter: “the accrual period”), the interest calculated as above shall also bear interest at the interest rate and will also be calculated in the same manner in which the interest is calculated with respect to the loan capital fund, as stated above, and this up to the said interest payment date at the end of the accrual period and up to the end of the loan period, this in ________ payments, to be made at the end of each interest calculation period that occurs after the accrual period and which shall be calculated as aforesaid.

8.	Late Payment Interest

8.1	Subject to any law and notwithstanding what is provided in the general conditions in in the matter of the late payment interest rate, it is agreed that if for any reason, and including owing to non- execution of the charging instruction, any of the loan amounts has not been paid on one of the following dates: on its agreed payment date, or - if no payment date was prescribed for the payment of such amount - on the date upon which its payment was demanded (hereinafter respectively: “the default commencement date” and “ the amount in arrear”), the amount in arrear will bear interest (hereinafter: “late payment interest”), in respect of the period from the default commencement date and until the date of payment thereof. The late payment interest will be paid by us in new shekels. Unless explicitly stated otherwise, the data shown below are correct as at the date of the making of this application.

8.2	The late payment interest rate and manner of its calculation

8.2.1	The late payment interest rate in respect of a non-linked loan

The late payment interest rate in respect of a loan, pursuant to what is provided hereunder in Section 9, which is a “non-linked loan” - will be a variable rate which will be revised from time to time and will be calculated as detailed hereunder:

8.2.1.1	Base late payment interest - Bank of Israel interest: % per annum.

8.2.1.2	The additional interest component in respect of lateness in the payment of the amounts in arrear - interest at a nominal rate (in percentage points) equivalent to the difference between the annual nominal late payment interest rate as stated hereunder in this section, and the annual nominal rate of interest as stated above in Section 5.1(hereinafter: “the late payment interest component”) .

8.2.1.3	Formula for calculating the late payment interest rate - the interest, as stated in Section 5.1 above, with the addition of the interest component in respect of the arrears, calculated on an annual basis.

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8.2.1.4	The nominal annual rate of late payment interest - ________% (this rate is equivalent to the late payment base interest rate as stated above with the addition of 14 percentage points, with the result of the said calculation being multiplied by 1.2).

8.2.1.5	The adjusted annual rate of late payment interest - ________%

8.2.1.6	The late payment interest revision dates - the aforesaid late payment interest rate will be updated from time to time in so far as any change occurs in the Bank of Israel interest rate.

8.2.2	The late payment interest rate in respect of an index-linked loan

The late payment interest rate in respect of a loan which, pursuant to Section 9 hereunder is a “linked loan” - will be a fixed rate as detailed hereunder:

8.2.2.1	The additional interest component in respect of the late payment of the amounts in arrear: interest at a nominal rate (in percentage points) equivalent to the difference between the annual nominal rate of late payment interest as stated hereunder in this section, and the nominal rate of interest as stated in Section 5.1 above (hereinafter: “the late payment interest component”).

8.2.2.2	Formula for calculating the late payment interest rate - the interest, as stated in Section 5.1 above, with the addition of the interest component in respect of the arrears, calculated on an annual basis.

8.2.2.3	The nominal annual late payment interest rate - 17%

8.2.2.4	The adjusted annual rate of late payment interest - 18.114%

8.3	Manner of calculation of the late payment interest - the daily amount of late payment interest will be calculated by the bank by doubling the daily balance of the whole amount in default at its annual late payment interest rate commencing from the same date, divided by the complete number of days in that year (365 or 366 as the case may be). The amounts of such daily late payment interest will be added as per the bank’s calculations and will be debited to the loan account at the end of each quarterly period, on the first day of the subsequent quarter. The amounts of the daily late payment interest accumulated as aforesaid, will also bear interest at the late payment interest rate, which will also be calculated in the same way in which the late payment interest is calculated in relation to the capital sum which is in arrear, as aforesaid, and this up to the date of full and final payment of the amounts in arrear. The periods, the first or the last, in which the late payment interest will be debited to the loan account - might be shorter than the other periods in which the late payment interest will be debited to the loan account as aforesaid.

8.4	Reduced late payment interest - The bank may calculate interest in respect of any of the amounts in arrear at a rate that is lower than the late payment interest rate as stated above in this section, this in respect of some or all of the period of default in payment of all the amounts in arrear or some of them, and all at the bank’s discretion (hereinafter: “reduced late payment interest”). It is clarified that nothing by virtue of the calculation of reduced late payment interest in respect of any amount and any period shall obligate the bank to continue with calculation of reduced late payment interest in respect of any additional amount or any additional period and the bank may at any time recalculate interest in respect of any of the amounts in arrear at the late payment interest rate as stated above in this section, and at its discretion, for any reason and without being required to notify us of this in advance.

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9.	Linkage differentials (choose one of the following):

☐	Non-linked loan - amounts of the loan capital fund, the amount in arrear and interest of any kind will be non-linked in their entirety.

☐	Linked loan - amounts of the loan capital fund, the amount in arrear and interest of any kind will be index-linked in their entirety (hereinafter respectively: “the index-linked amounts” and “the linkage differentials”). We undertake to pay the bank the linkage differentials that are calculated as detailed hereunder:

9.1	If it becomes evident that the new index has increased or decreased as compared to the base index, we will pay the bank the index-linked amounts multiplied by the new index and divided by the base index.

9.2	If it becomes evident that the new index has neither increased nor decreased as compared to the base index, we will pay the index-linked amounts without any linkage.

9.3	If prior to the relevant payment date, a new index which should have been published prior to the said date is not published, in that event for the purpose of calculating the aforesaid linkage differentials, the “new index” will be the index last published prior to the said payment date (hereinafter: “the provisional index”). The provisional index will serve for the purpose of calculating the aforesaid linkage differentials until a new index is published (hereinafter: “the late published index”),

9.4	If it becomes evident that the late published index has increased or decreased as compared to the provisional index, we shall be debited or credited by the Bank with the requisite differentials as applicable.

9.5	If it becomes evident that the late published index has neither increased nor decreased as compared to the base index, we shall pay the index-linked amounts without any linkage.

9.6	For the purpose of calculating the linkage differentials as aforesaid, in respect of the amount in arrear and in respect of the late payment interest, the base index will be the last known index on the agreed payment date in respect of the amount in arrear, or - if no date was prescribed for its payment, then the last known index on the date upon which payment was demanded from us of any such amount in arrear (hereinafter: “the base index for the amount in arrear”). The linkage differentials will be calculated in respect of the amount in arrear and in respect of the late payment interest as aforesaid, and this from the agreed payment date of the amount in arrear, or - where no date for its payment was prescribed - from the date upon which payment was demanded from us of any such amount in arrear and until the date of actual payment of such amount. If it becomes evident that the new index has neither increased or decreased as compared to the base index for the amount in arrear, linkage differentials will not be paid on the amount in arrear, and on the relevant late payment interest in respect of the period of default in payment thereof.

10.	Commissions and Expenses

In connection with the loan we undertake to pay the bank commissions and expenses according to the bank’s price list and as has been agreed or shall in the future be agreed (if at all) between us and the Bank, and all subject to any law and instructions of the Bank of Israel and as detailed hereunder (unless otherwise explicitly stated, the data shown in this section herein are correct as at the date of the making of this application) (choose one or more of the following):

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☐	Commission for handling credit and securities for non-housing loans (small business)/handling charge for credit and securities- preparation of documents (large business).

○	the service in respect of which the commission was collected - dealing with the placement of the loan

○	Amount of the commission - ________ NIS

○	Rate of commission and manner of its calculation - ________% of the capital sum (choose one of the following):

☐	As prescribed in the Bank’s price list, as it is on the date of the grant of the loan. It is clarified that in any event the amount of the handling commission shown above will not be less than the minimum amount specified in the bank’s price list, if existing, and shall not exceed the maximum amount specified in the bank’s price list, if existing. The amount of the handling commission shown above may change if and in so far as a change occurs in the bank’s price list after the date of preparation of this application and up to the date of grant of the loan.

☐	As agreed between us and the Bank

○	Date of collection of the commission - on the date of grant of the loan

☐	Collection fees for periodic loan repayments not for the purchase of a residential apartment (large business)

○	the service for which the commission is collected - collection of any payment on account of the capital sum or the interest thereon.

○	Amount of the commission - ________ NIS. For any payment on account of the capital sum or the interest thereon as prescribed in the bank’s price list. The aforesaid collection fees may change from time to time, after the date of this application, and if and in so far as any change occurs in the bank’s price list

○	Date of collection of the commission - on the agreed payment date of any payment on account of the loan capital sum or the interest thereon. If on the agreed date for any payment on account of capital or the interest thereon (hereinafter: “the amount payable”) payment of the amount payable has not been made, the amount of the collection fee will be added to the amount payable not paid on the due date as aforesaid and interest will apply in respect of the collection fee specified in this application in relation to late payment interest and in relation to linkage differentials in respect of arrears - in so far as the loan is an index-linked loan, and all mutatis mutandis.

☐	Statutory fees payable for registrations/to authorities etc.

○	the service for which the commission is collected - payment of mortgage registration fee in the Register of Pledges

○	Amount of the commission - ________ NIS. The said amount of commission prescribed according to the actual charge, as specified in the bank’s price list. This amount may change from time to after the date of this application, if and in so far as any change occurs in the bank’s price list.

○	Date of collection of the commission - on the date of remission of the payment to the Registrar of Pledges.

☐	Other Commissions and Expenses:

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11.	Change of Dates

Subject to any law, if the agreed payment date of any of the loan amounts falls on a day that is not a banking business day in Israel, the agreed payment of such amount will be deferred to the next banking business day in Israel after it and the said amount will also continue to bear interest at the interest rate in respect of the period in which the said payment date was so deferred. The date of addition of interest to the capital sum will not be deferred and will be brought forward even in a case in which as aforesaid, it falls on a day that is not a banking business in Israel.

12.	Providing Financial Statements

We undertake to deliver financial statements to the bank, and at our own expense, as regularly and as frequently as we are directed to do so by the bank from time to time. The furnishing of financial statements to the bank is a precondition for the granting of the loan and its continued availability, inter alia as required in accordance with the instructions of the Bank of Israel or other competent authority or in accordance with any law; we further undertake, upon the bank’s demand from time to time, to make available to the bank or to its representative for scrutiny during normal working hours, any financial statement, account books card/s or ledgers, tape, books, documentary evidence and other documents and any information in connection with our financial and operational status or the state of our business as may be requested by the bank from time to time.

13.	Failure to pay on time

In a case of non-payment on time of any of the amounts which we owe the bank under the loan documents, the bank will be entitled to take any such measures against us as it is empowered to take pursuant to the provisions of the loan documents and by law, and including to demand the exercise of any of the remedies to which it is entitled under the Contracts (Remedies for Breach of Contract) Law, 5731-1970 and any other law, Israeli or foreign, which may replace it or add to it and which will confer any rights on the bank in the event of a breach of a contract signed between the bank and any counter- party, as the case may be.

14.	Attribution of Payments

Subject to any law, on the date of payment of any amount to be paid to the bank in repayment of any of the loan amounts, then for the purposes of repayment such aforesaid amount will be credited according to the following order of attribution detailed hereunder:

14.1	Firstly, subject to what is provided in the general conditions under the section headed “Commissions and Expenses”, in relation to payment of expenses connected with legal proceedings, in payment of any sum pertaining to collection of the loan amounts and including expenses of any official and his remuneration, if any, as shall be determined by the bank or by the court or by the execution office, as the case may be.

14.2	Thereafter, in payment of all interest component amounts, if any, in respect of late payment and the index-linkage differentials or exchange rate differentials, in respect of them, if any, and.

14.3	Thereafter, in payment of any amount in relation to the bank’s commissions, if any, including commissions for early repayment of any of the loan amounts.

14.4	Thereafter, in payment of any balance of the amounts in arrear, if any, (including balance of amounts of the late payment interest) not in respect of the interest component for late payment, and the index-linkage differentials or exchange rate differentials, if any, in relation to them.

14.5	Thereafter, in payment of any balance of the amounts of interest in connection with the loan amounts (not being amounts in arrear) and the index-linkage differentials or exchange rate differentials, if any, in relation to them.

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14.6	Thereafter, in discharge of any other payment not specified above or hereunder in this section, and which we have now undertaken to make or shall undertake to make in the future to the bank in respect of or in connection with the loan pursuant to the loan documents or under any other document that we have signed or shall sign in the future, or under any law.

14.7	And finally, in payment of the loan capital sums (not being amounts in arrear) and the index- linkage differentials or exchange rate differentials, if any, in relation to them.

15.	Interpretation and Definitions

15.1	The section headings in this application have been inserted for the purposes of convenience only and they shall not be used for the purposes of interpretation of this application.

15.2	In this application - the male gender includes the female and vice versa and the plural includes the singular and vice versa.

15.3	Unless explicitly stated otherwise, wherever any law is referred to in this application, it means the text of the law as it shall be from time to time on any relevant date.

15.4	The provisions relating to early repayment of the loan detailed in the general conditions shall also apply in this application to a case in which the bank calls for immediate repayment of some or all of the loan amounts, pursuant to the provisions specified in detail in the general conditions.

15.5	Save where explicitly stated otherwise, the terms included and used in this application shall have the meanings assigned to them in the general conditions and the following terms shall have the meanings set forth alongside them hereunder:

15.5.1	“weighted average daily basis” - a daily basis for calculating the annual interest (where the interest calculation period is spread over two (2) calendar years containing a different number of days (365 or 366) in each of such years) calculated in the following manner: the number of days in the relevant interest calculation period, applicable in a year of 365 days duration multiplied by 365 and a further number of days out of the said interest calculation period applicable in a year of 366 days duration multiplied by 366 - with the result of the of the said calculation being divided by the total number of days in the said interest calculation period.

15.5.2	“this application” - this loan application as it shall be amended from time to time.

15.5.3	“financial statements” - periodic financial statements, prepared in such format and at such times as are prescribed by law and in accordance with usually accepted accounting principles, which either we or any of our subsidiaries or any guarantor of the payment of any of the loan amounts, is now obligated to or will in the future be obligated to prepare in accordance with any law.

15.5.4	‘the bank” - Bank Hapoalim Ltd or any of its branches or offices in Israel, and any party replacing it or empowered by it and any transferee from it.

15.5.5	“the account” - the bank account the number of which is quoted at the head of this application and under any other number as shall be prescribed by the bank from time to time, and that is maintained or shall in the future by maintained for us by the bank in the account branch.

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15.5.6	“the index” or - “the consumer prices index” - the consumer prices index (also known as the cost of living index) including fruit and vegetables and published by the Central Bureau of Statistics (hereinafter: “the bureau”) including that index even though it is in the future published by any other governmental institution and including any official index that replaces it, irrespective of whether, or not, it is structured on the existing index. The bureau shall determine the relationship between them, and if it does not do so for a period of six months from publication of the other index, the bank will determine it in consultation with expert economists.

15.5.7	“the new index” - means the last known index on the date of actual payment.

15.5.8	“the base index” - means the last known index on the date of grant of the loan.

15.5.9	“signature” - signature of a document in writing and, subject to approval of the bank, the grant of consent or approval in any manner, including by any means of communication and the act of “signing” a draft thereof - shall be so interpreted.

15.5.10	“the loan account” - the sub-loan account maintained within the account.

15.5.11	“date of grant of the loan” - the date in respect of which the current account will be credited with the loan capital fund.

15.5.12	“the loan documents” - this application, the general conditions, the securities documents and any other document signed or that will in the future be signed between us and the bank in connection with the loan.

15.5.13	“the loan amounts” - any amount that we owe to or shall in the future owe the bank under the loan documents, and including the amount of the loan capital fund, the interest, late payment interest, the commissions, expenses, linkage and the additional amounts.

15.5.14	“prime” - or “prime interest” - the interest defined by the bank as its prime interest rate and which is updated by the bank from time to time.

15.5.15	“quarter” - a period of three calendar months, with the first quarter commencing on the first day of the following calendar month after the date of the grant of the loan and the other quarters commencing respectively on the first day of the calendar month next following the end of the previous quarter.

15.5.16	“Bank of Israel Interest” - the interest rate, as it shall be from time to time, at which the Bank of Israel lends money to the banking corporations or borrows money from them, Such interest is fixed by the Bank of Israel Monetary Committee and is published by it.

15.5.17	“the loan period” - a period, as specified in the payments table beginning on the date of grant of the loan and ending on the last agreed repayment date on account of the loan amounts.

15.5.18	“sub-account” - a current account or deposit account or savings account or loan account or other account now being maintained in the bank or which shall in the future be maintained in the bank under that same account.

15.6	This application and the general conditions will supplement each other and will be interpreted as being mutually supplemental. In any case of conflict or incompatibility between the terms and provisions of this application and the terms and provisions of the general conditions, in respect of any of the matters governed by this application, and save where expressly prescribed otherwise, the terms of this application will prevail, as agreed upon between us and the bank.

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16.	Payments Table

Details regarding the loan period, amounts of the payments to redeem the loan and the repayment dates of the loan capital fund and interest, will be included in the payments table which will be sent to us by the bank shortly after the said date of grant of the loan (above and hereinafter: “the payments table”). The payments table will constitute an integral part of this application. If we do not receive the payments table within 30 days from the date of grant of the loan, we undertake to notify the bank of this in writing.

17.	Additional conditions:

Signatures

We the undersigned, confirm that the bank has furnished us with a copy of this application and afforded us a reasonable opportunity of scrutinizing it before we signed this application

Name of Signatory	Identification	Date	Signature

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Branch	Account Number	Serial Number of the Loan	Type of Credit (for internal use)	Type of Document (for internal use)	Basis

Customer’s Name	Identifying Number
Customer’s Name	Identifying Number

To: Bank Hapoalim B.M.

APPLICATION FOR A LOAN IN NEW ISRAELI SHEKELS DATE ך יר את תנ זהל ן אכ ש קה וא ץח ל

1.	General

1.1	Application for a Loan - We, the undersigned, hereby apply to the Bank to grant us in the Account a loan in the sum of NIS (hereinafter: “the Principal Amount” or “the Principal Amount of the Loan”) on the terms and conditions set forth in this Application. The signing by us of this Application and the delivery thereof by us to the Bank in no way obligate the Bank to grant us the Loan requested as aforesaid and it shall be at the discretion of the Bank whether to comply, in whole or in part, with our request to grant the Loan on the terms as may be determined by it, or to reject it.

1.2	Granting the Loan - If the Bank complies with our request to grant the Loan, the availability of the Loan will be contingent upon our compliance to the satisfaction of the Bank with the terms and conditions that have been or may be agreed upon between ourselves and the Bank and that includes the provision of the relevant Collaterals. Should the Bank approve our request to grant the Loan as aforesaid, the Bank will post the Principal Amount of the Loan to the credit of the current account maintained within the Account in New Israeli Shekels (hereinafter: “the Current Account”). Only the Actual Crediting of the Current Account with the Principal Amount of the Loan will constitute the Bank’s agreement to comply with our request to grant the Loan, as provided herein. Commencing from the Date on Which the Loan Is Granted there shall apply to the Loan, including to the calculation of interest on and in connection with the Loan, all of the terms and conditions of the Loan Documentation (hereinafter: “the Loan”).

2.	Purpose of the Loan

We request the Loan for the following purpose:           .We undertake to apply the Loan for such purpose only.

3.	The Account to Be Debited (choose one of the following):

We undertake to repay all of the Amounts of the Loan in the following manner (select one of the following):

☐	An Instruction to Debit the Current Account

We hereby instruct the Bank to debit the Current Account (hereinafter respectively: “the Account to be Debited” and “the Debit Instructions”) with all of the Amounts of the Loan.

☐	An Instruction to Debit an Account with the Bank Which Is Not the Current Account

We hereby instruct the Bank to debit Account Number           maintained in New Israeli Shekels at the           . Branch of the Bank with all of the Amounts of the Loan, except for the handling fee, and to debit the Current Account with the handling fee (hereinafter respectively: “the Account to be Debited” and “the Debit Instructions”)

☐	An Instruction to Debit an Account with Another Bank

We hereby instruct the Bank to debit Account Number          maintained in New Israeli Shekels at the           Branch of          Bank with all of the Amounts of the Loan, except for the handling fee, and to debit the Current Account with the handling fee (hereinafter respectively: “the Account to be Debited” and “the Debit Instructions”)

☐	Direct Payment Undertaking

We undertake to pay directly into the Loan Account all of the Amounts of the Loan on the Agreed Repayment Dates as set forth in the Repayment Schedule and in accordance with the rest of the terms and conditions set forth in the Loan Documentation

4.	Repayment of the Principal Amount (choose one of the following):

☐	We undertake to repay the Principal Amount of the Loan in consecutive instalments commencing on and ending on the date on which the Period of the Loan comes to an end – as set forth in the Repayment Schedule.

☐	We undertake to repay the Principal Amount of the Loan in one lump sum the date of payment of which is

☐	We undertake to repay the Principal Amount of the Loan as follows:

5.	The Interest

The Principal Amount of the Loan shall bear interest, according to the calculations of the Bank, which will be charged commencing from the Date on Which the Loan Is Granted, as provided herein below in the clause under the heading “Interest Calculation Period ” on the dates specified in the Repayment Schedule. The interest on the Principal Amount is as set forth below (hereinafter: ”the Interest”. Unless otherwise expressly provided, the data presented below is correct as of the date of preparation of this Application.

5.1	The nominal rate per annum of the Interest – %

5.2	The adjusted rate per annum of the Interest – %

5.3	The type of interest (choose one of the following):

☐	Fixed

☐	Variable, as set forth below:[1]

○	Interest based on – Prime – which is, on an annual basis: %

[1]	The particulars for this clause are to be completed when the requested loan carries variable interest.

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○	Addition for risk – percentage points.

○	Rate of interest formula – Prime coupled with the addition for risk, as aforesaid, calculated annually.

○	The initial rate of interest – The initial rate of interest shall be determined according to Prime, as it may be on the Date on Which the Loan Is Granted.

○	Interest update dates – The Interest will be updated from time to time in as much as there is any change in the Prime, including before the Date on Which the Loan Is Granted.

○	Interest at a negative rate – Whenever the Interest which may be calculated by the Bank for any period is at a negative rate, no payment shall be made to us on account of any of the Amounts of the Loan in relation to which interest at a negative rate was calculated as aforesaid.

6.	Interest Calculation Period

Interest Calculation Period – In this Application “Interest Calculation Period” - means (choose one of the following):

☐	Identical Interest Calculation Periods – A period of month / months. The first Interest Calculation Period shall end on (not inclusive). The first or last Interest Calculation Period are liable to be shorter or longer, all as set forth in the Repayment Schedule.

☐	One Interest Calculation Period – for the entire Period of the Loan. Any period commencing on the Date in Which the Loan Is Granted and ending on the last Agreed Repayment Date on account of the Amounts of the Loan (but not including such Date).

☐	Different Interest Calculation Periods as set forth below:

○	Until (not inclusive). Any period of: months

○	Commencing from any period of: months The first Interest Calculation Period shall end on (not inclusive). The first or last Interest Calculation Period are liable to be shorter or longer, all as set forth in the Repayment Schedule.

7.	Calculation of the Interest and the Manner of Payment Thereof (Choose one of the Following):

☐	Payment at the end of each Interest Calculation Period – at a variable rate of interest or at a fixed rate of interest with the Periods or the amounts payable being irregular.

We undertake to pay the Interest in          installments at the end of each Interest Calculation Period. The Interest will be calculated at the end of each Interest Calculation Period by multiplying the unpaid balance of the Principal Amount of the Loan as it may be from time to time on any such date, by the rate of the Interest, as set forth in this Application above in the clause entitled “The Interest” - and where it concerns a Loan with variable interest, taking into account the rates of the Interest applicable to such Interest Calculation Period, as the case may be, by the exact number of days for the period commencing from the commencement of the respective Interest Calculation Period (including such day) and until the end thereof (not including such day) as set forth in the Repayment Schedule, divided by the full number of days in the calendar year in which the entire respective Interest Calculation Period applies (365 or 366, as the case may be) and in the event of an Interest Calculation Period which applies to more than one calendar year, divided by the number of days calculated on a Weighted Day Basis.

בנק הפועלים בע"מ	29 עמוד 3 מתוך	4.20 9470000052

☐	Payment at the end of each Interest Calculation Period – at a fixed rate of interest with the Periods and the amounts payable being uniform.[2]

We undertake to pay the Interest in          installments at the end of each Interest Calculation Period. The Interest will be calculated at the end of each Interest Calculation Period by multiplying the unpaid balance of the Principal Amount of the Loan as it may be from time to time on any such date, by the rate of the Interest, as set forth in this Application above in the clause entitled “The Interest”, multiplied by the number of months in the respective Interest Calculation Period as set forth in the Repayment Schedule, divided by 12. If the first or last Interest Calculation Period is shorter or longer than the rest of the Interest calculation Periods, as set forth in the Repayment Schedule, the Interest in relation to that Interest Calculation Period shall be calculated at the end of the Interest Calculation Period as aforesaid, by multiplying the unpaid balance of the Principal Amount of the Loan, as it may be at such time, by the rate of the Interest as set forth in this Application above in the clause entitled “the Interest”, by the exact number of days for the period commencing from the commencement of the respective Interest Calculation Period (including such day) and until the end thereof (not including such day) as set forth in the Repayment Schedule, divided by the full number of days in the calendar year in which the entire respective Interest Calculation Period applies (365 or 366, as the case may be) and in the event of an Interest Calculation Period which applies to more than one calendar year, divided by the number of days calculated on a Weighted Day Basis.

☐	Payment of Interest in Advance (in one payment to be made on the Date of Granting the Loan)

We undertake to pay the Interest in one payment on the Date of Granting the Loan. The Interest shall be calculated by multiplying the Principal Amount of the Loan by the rate of the Interest as set forth in this Application above in the clause entitled “The Interest”, and by the exact number of days for the period commencing on the Date on Which the Loan Is Granted (including such day) and until the end of the Period of the Loan (not including such day) as set forth in the Repayment Schedule, divided by the full number of days in the calendar year in which the entire period applies as aforesaid (365 or 366, as the case may be) and in the event of an Interest Calculation Period which applies to more than one calendar year, divided by the number of days calculated on a Weighted Day Basis.

☐	Payment of Interest at the End of the Period of the Loan (in one payment to be made at the end of the Period of the Loan)

We undertake to pay the Interest in one payment on the day at the end of the Period of the Loan. The Interest shall be calculated by multiplying the Principal Amount of the Loan by the rate of the Interest as set forth in this Application above in the clause entitled “The Interest”, and by the exact number of days for the period commencing on the Date on Which the Loan Is Granted (including such day) and until the end of the Period of the Loan (not including such day) as set forth in the Repayment Schedule, divided by the full number of days in the calendar year in which the entire period applies as aforesaid (365 or 366, as the case may be) and in the event of an Interest Calculation Period which applies to more than one calendar year, divided by the number of days calculated on a Weighted Day Basis.

☐	Interest compounded with principal for the entire Period of the Loan and payment of the Interest at the end of the Period of the Loan.

We undertake to pay the Interest in one payment on the day at the end of the Period of the Loan. The Interest will be calculated at the end of each Interest Calculation Period by multiplying the unpaid balance of the Principal Amount of the Loan as it may be from time to time on any such date, by the rate of the Interest, as set forth in this Application above in the clause entitled “The Interest” - and where it concerns a Loan with variable interest, taking into account the rates of the Interest applicable to such Interest Calculation Period, as the case may be, by the exact number of days for the period commencing from the commencement of the respective Interest Calculation Period (including such day) and until the end thereof (not including such day) as set forth in the Repayment Schedule, divided by the full number of days in the calendar year in which the entire respective Interest Calculation Period applies (365 or 366, as the case may be) and in the event of an Interest Calculation Period which applies to more than one calendar year, divided by the number of days calculated on a Weighted Day Basis.

[2]	The first or the last Interest Calculation Period are liable to be shorter or longer and accordingly, the amounts of interest calculated on account thereof are liable to be lower or higher – all as set forth in the Repayment Schedule.

בנק הפועלים בע"מ	29 עמוד 4 מתוך	4.20 9470000052

Manner of compounding the Interest – At the end of each Interest Calculation Period as aforesaid, the Interest so calculated shall also begin to bear interest, at the rate of the Interest, which shall be calculated in the same way as is calculated the Interest on the Principal Amount of the Loan, as aforesaid, until the date of payment of the Interest as aforesaid, at the end of the Period of the Loan, as set forth in the Repayment Schedule.

☐	Interest compounded with principal for part of the Period of the Loan and thereafter payment at the end of each Interest Calculation Period

The Interest will be calculated at the end of each Interest Calculation Period by multiplying the unpaid balance of the Principal Amount of the Loan as it may be from time to time on any such date, by the rate of the Interest, as set forth in this Application above in the clause entitled “The Interest” - and where it concerns a Loan with variable interest, taking into account the rates of the Interest applicable to such Interest Calculation Period, as the case may be, by the exact number of days for the period commencing from the commencement of the respective Interest Calculation Period (including such day) and until the end thereof (not including such day) as set forth in the Repayment Schedule, divided by the full number of days in the calendar year in which the entire respective Interest Calculation Period applies (365 or 366, as the case may be) and in the event of an Interest Calculation Period which applies to more than one calendar year, divided by the number of days calculated on a Weighted Day Basis.

Manner of compounding the Interest – At the end of each Interest Calculation Period which applies during the period commencing on the Date of Granting the Loan and until          (not including such day) (hereinafter: “the Compounding Period”), the Interest so calculated shall also begin to bear interest, at the rate of the Interest, which shall be calculated in the same way as is calculated the Interest on the Principal Amount of the Loan, as aforesaid, until the date of payment of the Interest as aforesaid at the end of the Compounding Period, as set forth in the Repayment Schedule. We undertake to pay the Interest calculated for the period following after the end of the Compounding Period and until the end of the Period of the Loan, in          payments to be made at the end of each Interest Calculation Period that applies after the end of the Compounding Period and calculated as aforesaid.

8.	Default Interest

8.1	Subject to any Law, if for any reason, including due to the Instruction to Debit not being executed, any of the Amounts of the Loan are not paid on one of the following dates: On its Agreed Repayment Date or– if no date has been fixed for the payment thereof – then on the date we are required to pay same (hereinafter, respectively: “the Arrears Commencement Date” and “the Amount in Arrears”), the Amount in Arrears shall bear, on account of the period from the Arrears Commencement Date until the Actual Repayment Date interest as set forth below (hereinafter: “Default Interest”). Default Interest shall be paid by us in New Israeli Shekels. Unless otherwise expressly provided, the data presented below is correct as of the date of preparation of this Application.

8.2	The Rate of Default Interest and the Manner of its Calculation

●	In as much as according to the provisions of Clause 9 below the Loan is an “Unlinked Loan” – the rate of the Default Interest will be a variable rate which will be updated from time to time and will be calculated as follows:

○	Basis of the Default Interest – Bank of Israel Interest: 0.25% per annum.

○	Addition for risk for the Amounts in Arrears – 14 percentage points.

○	Rate of Default Interest formula – Bank of Israel Interest plus an addition for risk for the Amounts in Arrears as aforesaid, the result of the calculation being multiplied by 1.2, calculated on an annual basis.

בנק הפועלים בע"מ	29 עמוד 5 מתוך	4.20 9470000052

○	The nominal rate per annum of the Default Interest – 17.1%.

○	The adjusted rate per annum of the Default Interest – 18.228%

○	Dates for updating Default Interest – Default Interest will be updated from time to time whenever a change occurs in Bank of Israel Interest.

●	In as much as according to the provisions of Clause 9 below the Loan is a “Linked Loan” – the rate of the Default Interest will be a fixed rate as stated below

○	The nominal rate per annum of the Default Interest – 17%.

○	The adjusted rate per annum of the Default Interest – 18.114%

8.3	Manner of Calculating Default Interest – The daily amount of Default Interest shall be calculated by the Bank by multiplying the daily balance of any Amount in Arrears by the annual rate of the Default Interest, commencing from such date, divided by the full number of days in that year (365 or 366, as the case may be). The daily amounts of Default Interest as aforesaid will accrue according to the calculations of the Bank, and will be charged to the Loan Account at the end of every Quarter, on the first day of the succeeding Quarter. The daily amounts of Default Interest accumulated as aforesaid shall also bear interest at the rate of the Default Interest which shall also be calculated in the same way as is calculated the Default Interest on the principal of the Amount in Arrears, as aforesaid, until the date of the final and absolute payment in full of the Amounts in Arrears. The first and last periods – for which the Default Interest is charged to the Loan Account – may be shorter than the rest of the periods for which the Default Interest is charged to the Loan Account as aforesaid.

8.4	Reduced Default Interest – The Bank may calculate interest on any of the Amounts in Arrears at a rate which is lower than the rate of Default Interest as provided in this clause above, with respect to all or part of the period of arrears in the repayment of all or part of the Amounts in Arrears, all at the discretion of the Bank (hereinafter: “Reduced Default Interest”). It is clarified that the calculation of Reduced Default Interest with respect to any amount and for any period in no way obligates the Bank to continue with the calculation of Reduced Default Interest for any additional amount or for any additional period and the Bank may at any time resume calculating interest with respect to any of the Amounts in Arrears at the rate of Default Interest as provided in this clause above, at its discretion, for whatever reason and without being required to notify us thereof in advance.

9.	Linkage Differences (choose one of the following):

☐	Unlinked Loan – The Principal Amounts of the Loan, the Amount in Arrears and interest of any kind shall in their entirety be unlinked

☐	Linked Loan – The Principal Amounts of the Loan, the Amount in Arrears and interest of any kind shall in their entirety be linked to the Index (hereinafter respectively: “the Amounts Linked to the Index” and “Linkage Differences”). We undertake to pay the Bank the Linkage Differences to be calculated as follows:

9.1	If it transpires that the New Index has risen or fallen in comparison to the Base Index, we shall pay the Bank the Amounts Linked to the Index multiplied by the New Index and divided by the Base Index;

9.2	If it transpires that the New Index has not risen and has not fallen in comparison to the Base Index, we shall pay the Amounts Linked to the Index without any linkage;

בנק הפועלים בע"מ	29 עמוד 6 מתוך	4.20 9470000052

9.3	If prior to any relevant repayment date a New Index which was to have been published prior to such date is not published, then for the purpose of calculating linkage differences as provided above, “the New Index” shall be the Index last published prior to the repayment date as aforesaid (hereinafter: “the Provisional Index”). The Provisional Index shall serve for calculating linkage differences as provided above until the publication of a New Index (hereinafter: “the Index Published Late”);

9.4	If it transpires that the Index Published Late has risen or fallen in comparison to the Provisional Index, we shall be debited or credited by the Bank with the resulting differences, as the case may be;

9.5	If it transpires that the Index Published Late did not rise or fall in comparison to the Base Index, we shall pay the Amount Linked to the Index without any linkage;

9.6	For the purpose of calculating Linkage Differences, as provided above, on account of the Amount in Arrears and on account of Default Interest, the Base Index shall be the last known Index on the Agreed Repayment Date of the Amount in Arrears, or – if no date has been fixed for the payment thereof, the last known Index on the date we are required to pay any Amount in Arrears as aforesaid (hereinafter: “the Base Index for the Amount in Arrears”). The Linkage Differences shall be calculated on the Amount in Arrears and on the Default Interest as provided above, from the Agreed Repayment Date of the Amount in Arrears, or – if no date has been fixed for the payment thereof – from the date we are required to pay any such Amount in Arrears and until the Actual Repayment Date of such amount. If it transpires that the New Index has not risen and has not fallen in comparison to the Base Index for the Amount in Arrears, no Linkage Differences shall be paid on the respective Amount in Arrears and on the respective Default Interest for the period of the arrears in the payment thereof.

10.	Fees and Expenses

10.1	We undertake to pay the Bank, in connection with the Loan, fees and expenses in accordance with the Scale of Charges or as has been agreed or may be agreed between ourselves and the Bank (in as much as may be agreed), all subject to any Law and Bank of Israel regulations and as set forth below. (Unless otherwise expressly provided, the data presented below in this clause is correct as of the date of preparation of this Application.) (Choose one or more of the following):

☐	Fee for handling credit and collateral securities for loans that are not for housing (small business) / Fee for handling credit and collateral securities – preparation of documents (large business)

○	The service for which the fee is charged – Handling the making of the Loan.

○	The amount of the fee – NIS

○	The rate of the fee and its manner of calculation – % of the amount of the Principal (choose one of the following):

☐	As determined in the Bank’s Scale of Charges, as it may be on the Date on Which the Loan Is Granted. It is clarified that in any case, the amount of the handling fee displayed above shall not be less than the minimum amount specified in the Bank’s Scale of Charges, if there is any, and shall not exceed the maximum amount specified in the Bank’s Scale of Charges, if there is any. The amount of the handling fee displayed above may vary if and in as much as there is any change in the Bank’s Scale of Charges after the date of preparation of this Application and until the Date on Which the Loan Is Granted.

☐	As agreed between us and the Bank.

○	The date of collection of the fee – On the Date on Which the Loan Is Granted.

בנק הפועלים בע"מ	29 עמוד 7 מתוך	4.20 9470000052

☐	Collection fee on account of periodic repayment of loans which are not for the purchase of a residential apartment (large business)

○	The service for which the fee is charged – Collection of each payment on account of the Principal or the Interest thereon.

○	The amount of the fee – NIS for each payment of the Principal or the Interest thereon as provided in the Bank’s Scale of Charges. The amount of the collection fee may vary from time to time, after the date of preparation of this Application, should there occur any change in the Bank’s Scale of Charges.

○	The date of collection of the fee – On the Agreed Repayment Date of each payment on account of the Principal Amount of the Loan or the Interest thereon. If on the Agreed Repayment Date of any payment on account of the Principal or the Interest thereon (hereinafter: “the Amount Payable”) the Amount Payable is not paid, the amount of the collection fee shall be added to the Amount Payable which was not paid when due as aforesaid, and there shall apply to the collection fee the provisions of this Application with regard to interest in arrears and with regard to Linkage Differences on arrears – in as much as the Loan is a loan linked to the Index, all of which with the necessary changes.

☐	Fees to Registrars/ Authorities etc.

○	The service for which the fee is charged – Payment of pledge registration fee to the Registrar of Pledges.

○	The amount of the fee – NIS. The amount of such fee is determined according to the actual charge, as provided in the Bank’s Scale of Charges. This amount may vary from time to time, after the date of preparation of this Application should there occur any change in the amount actually charged or in the Bank’s Scale of Charges.

○	The date of collection of the fee – On the date of transfer of the payment to the Registrar of Pledges.

☐	Additional Fees and Expenses:

10.2	Without derogating from the above provisions and in addition thereto, and subject to any Law and Bank of Israel regulations we shall also pay to the Bank other fees, commissions and charges and costs and expenses in connection with the Loan and the Amounts of the Load or the collection thereof, in amounts, on dates and in such manner as prescribed in the Bank’s Scale of Charges, or as agreed or may be agreed between ourselves and the Bank (in as much as agreed). Moreover, we shall pay all of the costs and expenses incurred by the Bank in connection with the granting of the Loan as aforesaid. Such costs and expenses shall be paid by us in amounts, on dates and in such manner as prescribed in the Bank’s Scale of Charges or as agreed or may be agreed between ourselves and the Bank (in as much as agreed). If any such costs and expenses (which are not costs and expenses in connection with legal proceedings) are not listed in the Bank’s Scale of Charges or in the Loan Documentation, or the amount thereof or the rate thereof is not prescribed in any of the Loan Documentation, we shall pay such costs and expenses according to their actual amount.

10.3	All of the fees, commissions, charges or costs and expenses a date for the payment of which has not been fixed as aforesaid, shall be paid by us to the Bank as follows: (1) If it concerns a fee, commission, charge or cost and expense in connection with an act or deed which we are obliged to perform (according to the provisions contained in the Loan Documentation or according to any Law) – the time appointed for performing the act or the deed as aforesaid, or at the time they are actually performed, whichever is the earlier; (2) In any other case – when the Bank makes its first written demand.

בנק הפועלים בע"מ	29 עמוד 8 מתוך	4.20 9470000052

10.4	The Bank may change the tariffs for fees, commissions, charges and costs and expenses and their names or when they are charged, may establish new fees, commissions, charges or costs and expenses, or combine one with another and change the structure of the Bank’s Scale of Charges and its contents. Where a fee, commission or charge is determined according to the Bank’s Scale of Charges, the fee, commission or charge shall be determined according to the new paragraph of the Bank’s Scale of Charges and according to the chapter of the Bank’s Scale of Charges which are appropriate to the matter in hand, notwithstanding that such fee, commission or charge had previously been classified in the Bank’s Scale of Charges under another name in another chapter or in a different way.

10.5	Wherever in the Loan Documentation it is prescribed that we are obliged to pay any fee, commission, charge or cost and expense of any kind prescribed in the Bank’s Scale of Charges or the Bank’s Scale of Charges refers to it (without specifying its exact name, its rate or amount), we shall pay same accordingly, according to its rate or amount as prescribed in the Bank’s Scale of Charges.

10.6	Reasonable costs and expenses pertaining to legal proceedings will be reimbursed subject to any Law. The amount of any legal fees shall be as determined in the decisions of the court or the execution office, and if there aren’t any, as may be agreed with us in writing. Notwithstanding the foregoing, in execution proceedings, if a fee has not been determined as aforesaid, the Bank may charge us the minimum fee determined on the strength of Section 81 of the Chamber of Advocates Law, 5721-1961.

10.7	Without derogating from the generality of the provisions of this Application, any Indebtedness on account of fees, commissions, charges or costs and expenses shall be paid by us to the Bank on the date we were to have paid same, as aforesaid, coupled with Interest at the Maximum Rate in respect thereof from the aforesaid date and until the actual payment thereof in full.

10.8	Subject to any Law, the Bank may debit the Account, without any prior demand, with any Indebtedness on account of fees, commissions, charges or costs and expenses as aforesaid.

10.9	Nothing herein contained with respect to fees, commissions, charges and costs and expenses shall operate so as to derogate from the terms of any other document which we have signed or may sign with the Bank, with respect to fees, costs and expenses shall apply unless it was or may be otherwise agreed in writing between the Bank and ourselves.

11.	Adjustment of Dates

Subject to any Law, if the Agreed Repayment Date of any of the Amounts of the Loan falls on a day which is not a Banking Business Day in Israel, the Agreed Repayment Date of such amount shall be deferred to the first Banking Business Day in Israel next following thereafter and the aforesaid amount shall continue to bear interest at the rate of the Interest, even for the period for which such date of payment was deferred. The date on which interest is added to the Principal Amount of the Loan shall neither be deferred nor brought forward even if such date falls on a day which is not a Banking Business Day in Israel.

12.	Provision of Financial Statements

We undertake to provide the Bank with Financial Statements, at our own expense, with such dispatch and frequency as the Bank may instruct us from time to time. It is a condition precedent to the receipt of the Loan and to the continued provision thereof that Financial Statements be provided to the Bank, inter alia as required in accordance with regulations of the Bank of Israel or of any other competent authority or in accordance with any Law. Furthermore, we undertake, as required by the Bank from time to time, to make available to the Bank or a representative of the Bank for review during usual working hours, any Financial Statement, book of account, card/s or card index, tape, ledgers, other sources and materials and any information in relation to our financial and operational condition or the state of our affairs, as the Bank may request from time to time.

בנק הפועלים בע"מ	29 עמוד 9 מתוך	4.20 9470000052

13.	Failure to Pay on Time

Whenever any of the amounts which we may owe the Bank in accordance with the Loan Documentation are not paid on time, the Bank may take all of the steps to which it is entitled pursuant to the provisions of the Loan Documentation and according to Law, and that includes to demand the exercise of any of the remedies to which it is entitled on the strength of the Contracts (Remedies for Breach of Contracts) Law, 5731-1970, and any other law, Israeli or foreign, which may replace it or be in addition thereto and which confers upon the Bank any rights whatsoever in case of breach of any contract signed between the Bank and any counterparty, as the case may be.

14.	Immediate Repayment

14.1	The Bank may, upon the occurrence of any of the events enumerated in this clause below, advance the date of payment of the Loan, in whole or in part, and render immediately payable the Amounts of the Loan, in whole or in part, and require us to pay same to the Bank. Before the Bank takes such action, the Bank shall give prior notice thereof if and in as much as it is required by Law to do so, subject to and in accordance with the reservations and the clarifications prescribed under the relevant provision of Law:

14.1.1	If we commit a breach of or fail to perform any of the terms and conditions of the Loan Documentation or any of our other obligations pursuant to any other document signed or which may be signed by us vis à vis the Bank;

14.1.2	If it transpires that any of our declarations in the Loan Documentation or any other declaration made or which may be made to the Bank by us in any other document signed or which may be signed by us vis à vis the Bank is incorrect or inaccurate or incomplete;

14.1.3	If we intend to make any Structural Change relative to us, or if we adopt any resolution with regard to any Structural Change relative to us, or if any Structural Change concerning us has been made;

14.1.4	If we adopt a voluntary winding-up resolution or if any winding-up petition or bankruptcy petition is filed against us or if any order for winding-up or bankruptcy is made against us; or if an application is filed for a freeze of proceedings with regard to us or an order freezing proceedings against us is given; or if a temporary or permanent liquidator, special manager or receiver in bankruptcy, trustee or other Appointee is appointed over us in connection with any of the events detailed in this sub-clause;

14.1.5	If we declare our intention to conduct negotiations or if negotiations are being conducted for the purpose of advancing an arrangement or compromise proposal between ourselves and our creditors or between ourselves and our members or our shareholders or between ourselves or a particular category of them pertaining (among other things) to our debt to the creditors, the members or the shareholders as aforesaid; or if an application is lodged with the court for an arrangement or compromise as aforesaid with respect to us or if any such arrangement or compromise proposal is approved by the creditors or members or shareholders as aforesaid or by the court; and if an application is lodged with the court for the appointment of an expert to examine our debt arrangement under Chapter Three of Part Nine of the Companies Law or if such an expert or other Appointee is appointed in connection with any of the events detailed in this clause above, under a permanent or temporary appointment;

14.1.6	If a petition is filed for the receivership over all of our property or over an asset or assets owned by us, which by their nature or extent are material, or over any Deposited Assets or over any of the rest of the Collateral Securities given or which may be given to the Bank by us or on our behalf as security for our Indebtedness, in whole or in part, or if a receiving order is given as aforesaid or if a temporary or permanent receiver is appointed over such assets;

14.1.7	If application is made for an attachment or if an attachment is levied or any similar act of execution is taken or any other collection proceeding is instituted over all of our property or over an asset or assets owned by us, which by their nature or extent are material, or over any Deposited Assets, or over any of the rest of the Collateral Securities given or which may be given to the Bank by us or on our behalf as security for our Indebtedness, in whole or in part.

בנק הפועלים בע"מ	29 עמוד 10 מתוך	4.20 9470000052

14.1.8	If we are a public company (as defined in the Companies Law), a public limited partnership (as defined in the Partnerships Ordinance [New Version], 5735-1975) or other corporation the capital rights therein (namely, the rights which by their nature resemble the cluster of rights which constitute a share in a company) are registered for trade on the Stock Exchange or are held by the public (in Israel or abroad) and it appears to the Bank that there is a change of Control over us as against the way things were at the time this Letter was signed; or if we are another corporation, and it appears to the Bank, in its discretion, that there is a change in ownership of us or of Control over us as against the way things were at the time this Letter was signed (and in the case of a partnership that is not a public limited partnership as aforesaid – there is a change as aforesaid in the general partner or in the limited partners).

14.1.9	If we give notice that we are or will be unable to pay all or any of our debts as they mature or if we cease to pay all or any of our debts or to conduct our business;

14.1.10	If work at our business or a considerable part thereof ceases for 30 days or more, or if at the discretion of the Bank any of the following occurs: (a) a material change in our area of activity; (b) a change in the mix of our activity such that the main activity became more risky; (c) a material change in the geographical area of our activity (for example entering into material activity outside Israel which did not exist on the date of signature of this Letter) or entering into material activity in high risk countries;

14.1.11	If an occurrence has taken place or if there occurs a change (or a series of occurrences or changes) which is or are or is or are liable to have a material adverse effect. With reference thereto, the term “material adverse effect” means: any cause or circumstance which have, or probably have, a material adverse effect on us, including on our business activity, our financial condition, our business performance, our assets, our property, on our ability to carry out and perform any of our obligations pursuant to the Loan Documentation, or on the effectiveness of such documents or any of them, the ability to enforce them or to enforce any of the rights of the Bank pursuant thereto;

14.1.12	If we fall behind in the payment of any amount of the Amounts of the Loan or in the payment of any other amount owed by us to the Bank which is in arrears for more than 7 (seven) days;

14.1.13	If one or more of the following events happens to us: Death, legal incapacity; act of bankruptcy; held on remand; imprisonment; leaving the country;

14.1.14	If, in the discretion of the Bank and in its estimation, a deterioration has occurred in any of the Collateral Securities given or which may be given for securing the payment of the Amounts of the Loan, in whole or in part, including in their value, their validity, in their lawfulness, in their enforceability or in the rights that they confer as against the way they were on the day they were created;

14.1.15	If we shall be required to repay or discharge any of the debts or obligations, in whole or in part, which we owe or may owe to other creditors, by way of immediate repayment or by payment other than in accordance with the original schedule of repayment or discharge of such debts or obligations;

14.1.16	If any licence or concession which is material to our activity is revoked;

14.1.17	If we are in breach of our undertaking to furnish the Bank with Financial Statements, books of account or other authorities and materials in relation to the state of our affairs, or if we are in breach of any Law or requirement, directive or other instruction of any competent authority which obligates us to provide or to publish various reports or documents;

בנק הפועלים בע"מ	29 עמוד 11 מתוך	4.20 9470000052

14.1.18	If our name is about to be struck off or is struck off any register kept by operation of Law, if there is recorded in any register kept with respect to us with the Registrar of Companies any warning of any intention to register us as an infringing company (as set forth in Section 362A (a) of the Companies Law) or if we are recorded in such register as an infringing company;

14.1.19	If any of the events enumerated in any of the above sub-clauses of this clause occurs, mutatis mutandis, in respect of any guarantor for the performance of any of our Indebtedness or, if we are a partnership, to a partner amongst us who is not a limited partner;

14.1.20	If there occurs one or more of the events enumerated in any of the Loan Documentation or in any other document signed or which may be signed by us or on our behalf vis à vis the Bank, and by virtue of their having occurred the Bank may render any Indebtedness immediately payable.

14.2	In addition to and without derogating from any of the rights of the Bank pursuant to the Account Opening Documentation, the Loan Documentation or pursuant to any Law, upon the occurrence of any of the events enumerated in this clause above, the Bank may refrain from providing (or refrain from continuing to provide) us with any credit which the Bank undertook to provide us (or to continue to provide).

14.3	We undertake to pay the Bank, upon its demand, all of the amounts the payment of which is required by the Bank as provided in this clause above (including fees for the Prepayment of the Loan).

14.4	In addition, upon the occurrence of any of the events enumerated in this clause above, the Bank may take whatever measures it deems fit for the collection of all of the amounts as provided in this clause above and realize its rights pursuant to any of the documents signed vis à vis the Bank by us or by any third party on our behalf and that includes debiting any account with the Bank maintained in our name with any of the amounts as provided in this clause above, in whole or in part, and realize any of the Collateral Securities, all at its discretion, by any means permitted by Law.

14.5	Suffice it for just one of the events set forth in any of the sub-clauses of this clause above to have occurred in order to enforce the various rights of the Bank pursuant to this this clause above, and the Bank may enforce each one of its rights as aforesaid separately and independently of any other.

15.	Retention, Lien and Set-Off

15.1	Definitions – In this clause, the following terms shall have the meanings as set out next to them:

15.1.1	“Anticipatory Breach” – in relation to any Indebtedness, if any one of us manifests his intention not to perform the Indebtedness in full as and when due or if it becomes likely in the circumstances that any one of us will be unable or unwilling to perform same, as set forth in Section 17 of the Contracts (Remedies for Breach of Contract) Law, 5731-1971.

15.1.2	“Assets” – all of the monies which we are entitled to receive from the Bank, subject to any Law, including any obligation of the Bank to us which has yet to mature, such as a cash deposit of any kind which according to the terms on which it was deposited with the Bank its maturity date has not yet fallen due, and all of our other rights and property, which we are entitled to receive from the Bank, including securities, negotiable and non-negotiable instruments, chattels, documents for goods, insurance policies, Bills, assignments and deposits which may be held by the Bank or under its control at any time to our credit or for us, including such as were delivered to the Bank for collection, as security, for safe-keeping or otherwise – irrespective of whether such assets were deposited (or we are entitled thereto) in the Account or in any other account of ours, and even if any other account as aforesaid is maintained in the name of any one of us, alone or together with others.

בנק הפועלים בע"מ	29 עמוד 12 מתוך	4.20 9470000052

15.1.3	“Future Indebtedness” – any Indebtedness the maturity date of which is in the future in relation to which any of the obligations or representations of any one of us towards the Bank in connection therewith were breached by any one of us or that there occurred an Anticipatory Breach in connection therewith or that there is a reasonable concern of there being a breach thereof by us or by any one of us (even if such concern does not constitute an Anticipatory Breach).

15.1.4	“Existing Indebtedness” – any Indebtedness the maturity date of which has fallen due, including by reason of the rendering thereof immediately payable by the Bank.

15.2	The Bank’s Right of Retention

The Bank may defer the date on which we may withdraw or take into our hands any of the Assets until the fulfilment of all of our Indebtedness (both Existing Indebtedness and Future Indebtedness), subject to any Law. The Bank’s rights of retention as aforesaid are general rights and shall apply to the Assets in whole or in part, even if the Assets are not in the same currency in which any Indebtedness is denominated. If the Asset in relation to which the Bank exercises the right of retention is divisible, exercising the Bank’s right of retention shall be carried out while preserving a reasonable proportion between the value of the Asset as aforesaid and the extent of the respective Indebtedness. The Bank may retain the Assets as aforesaid until the aforesaid Indebtedness has been discharged or repaid in full, and until such time we shall not be entitled to take possession of the aforesaid Assets, dispose of them or to deal with them in any other way without the prior written consent of the Bank. The Bank shall notify us of the exercise of the right of retention after the exercise thereof by it.

15.3	The Bank’s Right of Lien

The Bank has the right of lien on any of the Assets, in whole or in part, which is capable of being exercised in relation thereto, in accordance with any Law or agreement – whether for the purpose of securing the payment of any Existing Indebtedness or for securing the payment of any Future Indebtedness. The Bank’s rights of lien as aforesaid are general rights and shall apply to the Assets in whole or in part, even if the Assets are not in the same currency in which any Indebtedness is denominated. If the Asset in relation to which the Bank exercises the right of lien is divisible, exercising the Bank’s right of lien shall be carried out while preserving a reasonable proportion between the value of the Asset as aforesaid and the extent of the respective Indebtedness. The Bank may retain possession of the Assets as aforesaid until the aforesaid Indebtedness has been discharged or repaid in full, and until such time we shall not be entitled to take possession of the aforesaid Assets, dispose of them or to deal with them in any other way without the prior written consent of the Bank. The Bank shall notify us of the exercise of the right of lien after the exercise thereof by it.

15.4	The Bank’s Right of Set-Off

15.4.1	The Bank has the right to set off the Assets or the proceeds thereof (as the case may be), in whole or in part, both against any Existing Indebtedness and against any Future Indebtedness (provided that with respect to Future Indebtedness, there is cause which entitles the Bank, pursuant to the Current Facility Documentation or pursuant to any other document signed or which may be signed by us or on our behalf vis à vis the Bank, to render the aforesaid Indebtedness immediately repayable). The Bank’s right of set-off is a general right and it shall apply to the Assets, in whole or in part, even if our rights in the Assets as aforesaid and the Existing Indebtedness or the Future Indebtedness (the payment of which the Bank wishes to effect by means of realizing the right of set-off as aforesaid), do not stem from one transaction, and even if the Assets are not denominated in the same currency as any of the Indebtedness.

15.4.2	For the purpose of realizing the right of set-off, the Bank may, among other things, sell the Assets or convert them into cash in any other way and apply the Assets or their proceeds (as the case may be) to the discharge of any Indebtedness as aforesaid, all of which at our expense. We hereby irrevocably authorize the Bank to take any action which may be required in order to exercise the right of set - off as aforesaid.

בנק הפועלים בע"מ	29 עמוד 13 מתוך	4.20 9470000052

15.4.3	In the event of the exercise of the right of set-off of the Bank with reference to any of the Assets or the proceeds thereof (as the case may be), for the purpose of repaying any Future Indebtedness, such Indebtedness shall be deemed to be Indebtedness which has been rendered immediately payable by the Bank. Rendering the Indebtedness immediately payable as aforesaid shall be effected by effecting the set-off and for that purpose the provisions of the Current Facility Documentation and any other document signed or which may be signed by us or on our behalf vis à vis the Bank shall apply in connection with the collection of additional amounts when the Indebtedness is rendered immediately payable (interest, expenses and fees, commissions and charges, including prepayment fee).

15.4.4	Subject to any Law, in the event of exercising the right of set-off of the Bank, the Bank may debit the Account with any amount, irrespective of whether or not there was in the Account a Balance Available for Withdrawal. Where there is no Balance Available for Withdrawal, the Bank may debit any other Sub-Account and if any other account is maintained at the Bank on our behalf the Bank may debit any such other account (including any other account maintained at the Bank on our behalf together with others) with the amount required for the purpose of the set-off. The Bank shall notify us of the exercise of the right of set-off within a reasonable time and in accordance with any Law.

15.5	Damages and Costs Following the Realization of the Bank’s Right of Set-Off

Whenever the Bank utilizes its right of set-off for the purpose of repayment of any Future Indebtedness, we shall bear at our expense all of the damages and the costs liable to be incurred by us as a result (including our being charged with Prepayment fees following the Future Indebtedness being rendered immediately payable by the Bank). In addition, we shall pay the Bank all of the rest of the expenses, the fees, commissions, charges and payments which are current at the Bank at such time in connection with the exercise by the Bank of its right of set-off as aforesaid. If the Bank exercises its right of set-off as aforesaid by means of any Assets or their countervalue (as the case may be), with respect to which there is an obligation of the Bank towards us which has not yet matured, we shall also bear at our expense all of the damages and the costs liable to be incurred by us as a result of our rights in connection with the Assets or their countervalue (as the case may be) in relation to which the Bank realized its right of set-off as aforesaid, being liable to be affected (such as: a reduction of the principal amount deposited, the denial of our right to receive interest, linkage differences, exchange rate differences, bonuses or loans and exemption from or a reduction in income tax or deduction of tax at source).

15.6	Right of the Account Holder[s] to Receive Monies

Our right (or the right of any one of us) to receive from the Bank monies, rights or Assets of any kind which are due or which may become due to us from the Bank from time to time, in the Account or in any other account of ours or of any one of us, irrespective of whether any such other account is maintained in our name or in the name of any one of us alone or whether together with others, shall be conditional upon the performance of any Indebtedness of ours to the Bank and subject to the rights of retention, lien and set-off of the Bank, as set forth in this Clause 20 above. The Bank shall be at liberty to decide, at its discretion, to hand over to us monies, rights and Assets before the performance of any of our Indebtedness to the Bank, however the Bank’s decision as aforesaid shall in no way impose upon the Bank any obligation to continue doing so in the future, and any such decision shall be deemed a one-off agreement.

15.7	Rights of Retention, Lien and Set-Off by Reason of Indebtedness or Assets of Any One of Us

If the Account is a joint account of a number of Account Holders, the rights of retention, lien and set-off of the Bank, as provided in this clause above, shall apply to every Asset or Indebtedness of ours or of any one of us, to the Bank, including in any other account of ours or of any one of us (irrespective of whether any other account is in our name or in the name of any one of us alone, or whether together with others), provided that with respect to Assets which are rights to receive money from the Bank, the foregoing shall apply subject to any Law.

בנק הפועלים בע"מ	29 עמוד 14 מתוך	4.20 9470000052

16.	Change in Law and Illegality

16.1	In case of any Change of Law as a result of which or in connection with which:

16.1.1	The Bank becomes obliged to hold liquid assets to any degree or in any currencies in connection with making the Loan available or the continued availability thereof; or –

16.1.2	The Bank is obliged to pay or make provision for any payments whatsoever to the State, to the Bank of Israel or to any other competent authority in connection with the availability of the Loan or the continued availability thereof; or

16.1.3	The amounts payable to the Bank according to the terms of the Loan are reduced or the return arising from or expressed to arise from the Loan is reduced as opposed to the terms of the Loan or the return which arose or was expressed to arise from the Loan at the time the Loan Documentation was signed. We shall pay the Bank additional amounts, in amounts and on dates as may be determined by the Bank, by notice in writing, which in the opinion of the Bank will indemnify or compensate the Bank for any increased cost of the Loan or for any expenses, provisions, reduction of payments or reduction of return as aforesaid (hereinafter respectively: “the Additional Amounts” and “the Notice from the Bank”).

16.2	Notwithstanding the provisions of this clause above, we shall not be obliged to pay the Bank the Additional Amounts in the event that all of the following conditions are cumulatively fulfilled:

16.2.1	We notify the Bank in writing, within 14 days of the date of the Notice from the Bank that we wish to effect Prepayment in full of the balance of the Amounts of the Loan (hereinafter: “Our Notice to the Bank”); and –

16.2.2	We actually pay in full the balance of the Amounts of the Loan as stated in Our Notice to the Bank (including fees with respect to the Prepayment of Amounts of the Loan prior to the original date fixed for the payment thereof), on a date which is not less than 7 days from the date of delivery of our Notice to the Bank and not more than 21 days from the date of delivery of Our Notice to the Bank.

16.3	Whenever there subsists an Event of Illegality, the Bank will notify us thereof in writing, may terminate the Loan and demand payment in full of the balance of the Amounts of the Loan as they may be when the Loan is terminated as aforesaid. We undertake to pay the Bank, according to its notice, the entire balance of the Amounts of the Loan the payment of which we were called upon by the Bank to pay as aforesaid on a date to be fixed by the Bank in the Notice from the Bank.

16.4	The provisions of this clause above shall apply even if the Bank institutes any proceedings, including legal proceedings, for the exercise of any of its rights under the Loan Documentation and that includes for the collection of the Amounts of the Loan.

17.	Payment of Amounts and Debiting Accounts

17.1	We shall pay to the Bank the Amounts of the Loan with respect to which an agreed payment date has been fixed, on the Agreed Payment Date as aforesaid. Any amount of the Amounts of the Loan for which no Agreed Payment Date has been fixed, shall be paid by us on the Bank’s first written demand, coupled with Interest at the Maximum Rate, commencing from the date of the demand or, if there is specified in the Bank’s demand a later date of payment, commencing from the date specified in the demand, and until the actual date of payment. Whenever we do not pay any amount of the Amounts of the Loan on the Agreed Repayment Date thereof, or on the date on which we were called upon to pay same as provided above, in so far as a demand was made of us, the Bank may debit the Account with the amount unpaid by us as aforesaid, and post any amount received from us or on our behalf to the credit of whichever account the Bank sees fit and may transfer any amount standing to our credit to any account as the Bank sees fit.

בנק הפועלים בע"מ	29 עמוד 15 מתוך	4.20 9470000052

17.2	Whenever the Bank has the right to debit the Account (including the Current Account) with any of the Amounts of the Loan, the Bank may do so, subject to any Law, regardless of whether the Account shows a credit balance or a debit balance or would show a debit balance as a result of the Account being debited with such amount. Whenever there is no Balance Available for Withdrawal, the Bank may debit any other Sub-Account and if we also maintain another account with the Bank, the Bank may debit any other account as aforesaid (including another account maintained for us together with others) with the Bank with the required amount.

17.3	Furthermore, the Bank may purchase any amount in Foreign Currency which may be required in order to discharge loan amounts denominated in any Foreign Currency or sell any Foreign Currency which may be available to us at the Bank, and apply the proceeds of the sale in order to discharge loan amounts denominated in Israeli currency, or in order to purchase another Foreign Currency which may be required in order to discharge any of the Amounts of the Loan, at the discretion of the Bank. Any sale or purchase of Foreign Currency as aforesaid shall be effected at the Bank’s Customary Buying Rate or the Bank’s Customary Selling Rate (as the case may be), which is known at the time of sale or purchase. We hereby give the Bank irrevocable authorization in advance to act as provided in this clause above.

17.4	The Bank shall act according to the Debit Instruction which may be given to it, save in cases where the following two conditions are met on a cumulative basis: (1) We notify the Bank, in writing, at least three Banking Business Days in Israel prior to the Agreed Repayment Date of any of the Amounts of the Loan denominated in Israeli Shekels or at least three Business Days prior to the Agreed Repayment Date of any of the Amounts of the Loan denominated in Foreign Currency - that we are about to pay directly an amount due to the Bank at such time on account of the Amounts of the Loan (hereinafter: “the Amount for Direct Payment”); and – (2) We pay directly the Amount for Direct Payment on its Agreed Repayment Date. Once we have paid the Amount for Direct Payment as provided above, the Bank shall act according to the Debit Instruction save in relation to the Amount for Direct Payment actually paid by us as aforesaid.

17.5	In the event that the Account To Be Debited is a Current Account maintained with the Bank, if on the Agreed Repayment Date of any of the Amounts of the Loan (hereinafter: “the Amounts To Be Debited”), there is no Balance Available for Withdrawal in the Account To Be Debited to cover in full the Amounts To Be Debited (hereinafter: a “Balance Available for Payment”), the Bank may refrain from executing the Debit Instruction on the Agreed Repayment Date as aforesaid, in relation to any of the Amounts To Be Debited in whole or in part.

17.6	Without derogating from the above provisions, the Bank may execute the Debit Instruction on the Agreed Repayment Date or, from time to time, on any Banking Business Day in Israel following the Agreed Repayment Date on which there is in the Account To Be Debited a Balance Available for Withdrawal of any sum, by debiting the Account To Be Debited with the amount of the Balance Available for Withdrawal, in whole or in part, all at the discretion of the Bank and subject to any Law. If the Bank debits the Account To Be Debited with any of the Amounts To Be Debited in whole or in part, and it transpires that in the Account To Be Debited there is an insufficient Balance Available for Withdrawal of such amount, the Bank may cancel any such debit, in whole or in part, and treat any amount the debiting of which was cancelled as an unpaid amount on account of the Amounts of the Loan. Accordingly, the Bank may take any action as it deems appropriate under the Loan Documentation.

17.7	The Bank is not obliged to check whether on any of the dates of execution of the Debit Instruction there is in the Account To Be Debited a Balance Available for Withdrawal sufficient for executing the Debit Instruction and we shall bear any expenses liable to arise from the absence of any Balance Available for Withdrawal as aforesaid on such date, all of the foregoing being subject to any Law. In any case where the repayment of any of the Amounts of the Loan is effected by means of debiting the Account To Be Debited, it may be that the rate of the interest with which we may be charged on Debit Balances which may be incurred as a result thereof in the Account To Be Debited, will be higher than the rate of the Default Interest on the Amounts of the Loan. No provision of this Application operates so as to detract from any of the rights of the Bank, including its right to debit any Current Account with any of the Amounts of the Credit in case we do not pay any such amount on the Agreed Repayment Date therefor.

בנק הפועלים בע"מ	29 עמוד 16 מתוך	4.20 9470000052

18.	Appropriation of Payments

18.1	Subject to any Law, on the date of payment of any amount payable to the Bank for the discharge of any of the Amounts of the Loan, such amount shall be appropriated for the purpose of paying same, in the following order of appropriation:

18.1.1	Firstly, subject to the provisions of this Application in the clause entitled “Fees and Expenses” above, with regard to the payment of expenses in connection with legal proceedings, to the discharge of any amount in connection with the costs and expenses of the Bank in connection with the collection of the Amounts of the Loan, which includes the costs and expenses of any Appointee and his remuneration, as may be determined by the Bank or by the court or by the execution office, as the case may be;

18.1.2	Thereafter, to the discharge of any of the Amounts of the Loan which was not repaid on the Agreed Repayment Date, including the amount of interest on account of arrears for the late repayment thereof and including any amount in connection with the linkage differences or the exchange rate differences, as the case may be, on account of all of the foregoing (hereinafter: “the Amounts of the Loan in Arrears”);

18.1.3	Thereafter, to the discharge of any amount in connection with the Bank’s fees for the Prepayment of any of the Amounts of the Loan not including the amounts of the fees of the Bank on account of Prepayment which form part of the Amounts of the Loan in Arrears;

18.1.4	Thereafter, to the discharge of any amount constituting the collection fee not including amounts of the collection fee which form part of the Amounts of the Loan in Arrears;

18.1.5	Thereafter, to the discharge of all of the amounts of the Interest in connection with the Amounts of the Loan (not including amounts of interest which form part of the Amounts of the Loan in Arrears) including any amount in connection with the linkage differences and the exchange rate differences, as the case may be, on account of all of the foregoing;

18.1.6	Thereafter, to the discharge of any other payment not specified in this clause above or below and which we have undertaken or may undertake towards the Bank on account of or in connection with the Loan pursuant to the Loan Documentation or pursuant to any other document signed or to be signed by us or under any Law;

18.1.7	Lastly, to the discharge of the Principal Amounts of the Loan (not including the Principal Amounts of the Loan which form part of the Amounts of the Loan in Arrears) including to the discharge of any amount in connection with the linkage differences or the exchange rate differences, as the case may be, on account of the Principal Amounts of the Loan.

19.	Prepayment

19.1	We may request the Bank to repay the Loan, in whole or in part, prior to the Agreed Repayment Dates or in accordance with the terms hereof (hereinafter in this clause: “Prepayment”), subject to the conditions that the Bank may determine in connection with the execution of the Prepayment, including payment to the Bank of prepayment fees and of whatever additional amounts, as may be determined by the Bank or the determination of minimum repayment instalments for the partial Prepayment of the Loan or the determination of advance notice dates for the Prepayment of the Loan or part thereof, all subject to the provisions of any Law.

19.2	If under the provisions of any Law the Bank may charge fees for Prepayment or any other payment as aforesaid according to different rates or amounts, the Bank shall charge whichever is the highest rate or amount.

19.3	Notwithstanding the provisions of this clause above, the Bank may refrain from allowing us to effect Prepayment on reasonable grounds.

בנק הפועלים בע"מ	29 עמוד 17 מתוך	4.20 9470000052

19.4	The rights of the Bank to charge fees for Prepayment and Additional Amounts as aforesaid shall also apply where the Bank renders immediately payable the Amounts of the Loan, in whole or in part, in accordance with the provisions of the Loan Documentation and subject to any Law.

19.5	Prepayment of any amount of the Amounts of the Loan in Foreign Currency, if carried out, shall be carried out only on a day which is a Business Day.

20.	Securities and Collaterals

The Collateral Securities which we have delivered or may deliver to the Bank shall, among other things, serve as security for the performance of our Indebtedness pursuant to the Loan Documentation and for the full and timely payment of the Amounts of the Loan.

21.	Tax Obligations

21.1	Definitions – In this clause, the following terms shall have the meaning as set out next to them:

21.1.1	“Tax” – all of the taxes, levies, the fees and other compulsory payments, of any kind or category, including on account of income, capital gain, or profits, value added tax, deductions and deductions at source which are by their nature or are payable on account of taxes, levies, fees and compulsory payments as aforesaid including interest and fines in connection with taxes, levies, fees and compulsory payments as aforesaid (including stamp tax to the extent applicable), in connection with the Loan, and in connection with the Loan Documentation and any transaction which may be executed in accordance with or subject to them, and the term “taxation” shall be construed accordingly.

21.1.2	“the Deductible Amount” – any amount deductible on account of Tax.

21.1.3	“the Deduction Confirmations” – all of the receipts, the confirmations or other proofs that may be required by the Bank, in connection with the payment of the Deductible Amount to the relevant tax authority and which shall be to its complete satisfaction.

21.2	Any Tax that is payable in connection with the transactions and the operations pursuant to the Loan Documentation or on account of or in connection with the Loan (except for income tax to the tax authorities in Israel, on the income of the Bank from interest, fees, commissions and charges which we are obliged to pay the Bank pursuant to the Loan Documentation), shall be borne by us alone and shall be paid by us. The Bank may debit the Account with any Tax that is required to be deducted at source and remit same to the relevant tax authorities, unless we furnish the Bank in advance and to its satisfaction, an appropriate confirmation from the competent tax authorities as to exemption from deduction of Tax at source or the reduction thereof.

21.3	All payments that are payable by us to the Bank pursuant to the Loan Documentation or stemming therefrom, shall be paid to the Bank free and clear of any Tax and deduction, without set-off or counter-claim and without any deduction in respect of or on account of any set-off or counter-claim.

21.4	Any payment which is due to the Bank pursuant to the Loan Documentation (hereinafter: “the Agreed Amount”) which by any Law we may be required to deduct therefrom the relevant Deductible Amount, shall be paid by us to the Bank in a grossed up amount, so that after the deduction of the Deductible Amount as aforesaid, there shall be received by the Bank, on the due date for payment as aforesaid, a net sum equal to the Agreed Amount (hereinafter: “the Full Amount”). We shall indemnify the Bank for any loss or cost actually incurred by the Bank by reason of any failure or breach on our part in deducting the Deductible Amount or by reason of the Full Amount not being paid. We shall pay to the relevant tax authority in full the Deductible Amount, within the period of time specified therefor according to applicable Law and we shall promptly deliver to the Bank the Deduction Confirmations. If following payment of the Deductible Amount by us to the relevant tax authority, the Bank actually receives a refund of Tax or a Tax credit, then, subject to furnishing the Bank with the Deduction Confirmations, the Bank shall pay us the amount of the refund or the credit that it has received as aforesaid, up to the Deductible Amount paid by us to the tax authority as aforesaid. Nothing aforesaid operates so as to prevent the Bank from conducting its tax affairs at its discretion.

בנק הפועלים בע"מ	29 עמוד 18 מתוך	4.20 9470000052

21.5	Without derogating from the rest of the provisions of the Loan Documentation, the execution of Transactions for the Account is conditional upon the Bank having determined at its discretion, that their execution meets the requirements of the Law and the directives issued by the competent authorities and that all of the provisions of Law have been fulfilled in so far as imposed upon the Bank in connection with payments of Tax. Nothing aforesaid operates so as to impose any duty on the Bank to act as aforesaid, or to impose any liability upon it with respect to any such Transaction or liability for not having acted as aforesaid.

21.6	We shall furnish the Bank, immediately upon its first demand, with any information, confirmation, document or exemption (and that includes any confirmation of the rate of deduction at source or exemption therefrom) as may be required in connection with the provisions of this clause above, and including documents connected with foreign law which may be required by the Bank, and we shall update the Bank as to any change that occurs from time to time in our tax status, and that includes in the countries of our citizenship or residency for tax purposes.

21.7	In order to implement the provisions of this clause above, the Bank may debit any account of ours with the Bank.

22.	Administration of the Loan

The Bank may administer the Loan or any part thereof by booking same, in whole or in part, with any branch of the Bank as the Bank may choose, either in Israel or abroad. In addition, the Bank may from time to time, at the sole discretion of the Bank and without any further consent being required from us, transfer the administration of the Loan or any part thereof from one branch of the Bank to another branch of the Bank, either in Israel or abroad.

23.	Liability of the Account Holders

23.1	Where the Account Holders are two or more, all of the Account Holders shall be liable to the Bank, jointly and severally, for the performance of any obligation pursuant to the Loan Documentation. Any reference to the singular shall be deemed for all intents and purposes to refer to and be binding on all of the Account Holders, jointly and severally.

23.2	If our name is changed, or – if we are a legal entity or a legal body, whether incorporated or unincorporated, - if there occurs any Structural Change with respect to us, or if there occurs any change in our composition, then in any of such events our liablity under the Loan Documentation shall not be affected thereby.

23.3	If any of the Account Holders is or becomes legally disqualified or is discharged or becomes discharged in any way of his liability under the Loan Documentation, the liability of the rest of the Account Holders under the Loan Documentation shall not be affected or diminished thereby.

23.4	Where any of the Account Holders is a trustee, administrator of an estate, trustee in bankruptcy, liquidator, special manager or any other Appointee acting by operation of Law, the obligations of the Account Holder to the Bank pursuant to the Loan Documentation or the obligations to the Bank pursuant to the Loan Documentation of the person on whose behalf the Account is administered shall not be affected following any change or substitution of such Appointee.

בנק הפועלים בע"מ	29 עמוד 19 מתוך	4.20 9470000052

24.	Change, Waiver and Compromise

Any waiver, extension, concession, acquiescence or forbearance (hereinafter: “waiver”) on the part of one of the parties as to the non-performance or partial or incorrect performance of any of the obligations of any of the other parties pursuant to the Loan Documentation or on account of or in connection with the Loan, shall not be treated as a waiver on the part of that party of any right but as a limited consent given in respect of the specific instance. Any waiver granted by the Bank to any of our guarantors (including any person who has pledged property as security for any Indebtedness) or to any party to any Bill held by the Bank as security for the payment of any Indebtedness or to any other party relevant to any Collateral Security (each one of them to be called hereinafter: “the Relevant Party”), shall in no manner or way affect any of our Indebtedness or the obligations of any third party with the exception of the Relevant Party. Any change in our obligations pursuant to the Loan Documentation including any waiver or compromise requires that the prior written consent of the Bank be obtained. Without derogating from the foregoing, if the Bank acts otherwise than in accordance with the provisions of the Loan Documentation, it shall not be viewed as amending or changing any of them in that context.

The Bank shall not be bound to act in a similar fashion in the future.

25.	Notices on Behalf of the Bank

25.1	In this clause - “Notice” – including any warning and dispatch or delivery in any other way of any document of the Loan Documentation or in connection with the Loan.

25.2	The Bank will send us Notices howsoever connected to the Loan only in as much as they are required in accordance with Law and Bank of Israel regulations or by express written arrangement between the Bank and ourselves.

25.3	The address of the Account shall be as specified by us in the Account Opening Documentation, or, subject to the Bank’s approval, as may be changed in accordance with notice in writing to be delivered by us to the Bank from time to time. The address of the Account as aforesaid shall be deemed to be the common address of all of the Account Holders for delivery of Notices and legal process in any way connected to the Loan.

25.4	The personal address of each one of us shall be as specified in the Account Opening Documentation. The personal address is in addition to the address of the Account and it too shall serve as an address for delivery of notices and legal process to any of us, in any way connected to the Loan.

25.5	The Bank may send to us or to any of us to the address of the Account or to the personal address, any Notice howsoever connected to the Loan, including any warning and Notice pursuant to the Cheques Without Cover Law, or pursuant to the Credit Data Service Law, 5762-2002 as well as legal process (the foregoing in no way derogating from the right of the Bank to send us any Notice in any other way permitted by Law).

25.6	Sending or delivering legal process by messenger or by registered mail to the address of the Account will constitute service of legal process for all intents and purposes for the purpose of Israeli courts of law, including service of legal process outside the jurisdiction pursuant to the Rules of Civil Procedure, 5744-1984.

25.7	Any Notice sent by ordinary mail or by registered shall be deemed to have been received by the addressee specified below 72 hours after the time of its dispatch by the Bank by ordinary mail or after the time of delivery of the Notice by the Bank for dispatch by registered mail (unless there is presented a signed confirmation of the body qualified by Law to provide postal services, according to which the time of receipt of the Notice was otherwise):

25.7.1	If sent to the address of the Account, shall be deemed to have been received by all of the Account Holders;

25.7.2	If sent to the personal address, shall be deemed to have been received by the respective addressee from among the Account Holders.

בנק הפועלים בע"מ	29 עמוד 20 מתוך	4.20 9470000052

25.8	Written confirmation by the Bank or anyone acting on its behalf as to the dispatch of any Notice and as to the time of the dispatch, shall serve as prima facie evidence as to such dispatch having been effected by the Bank and the time thereof, all as stated in the confirmation.

25.9	If we request the Bank to send us any Notices and documents with reference to the Account only by means of electronic mail or by display in our account on the website of the Bank, such dispatch shall be deemed delivered to the address of the Account. Such Notices and documents shall include, inter alia, agreements, undertakings, instructions, and confirmations as to the execution of transactions even if all of the foregoing were drawn up in our presence as well as reports on the state of the Account and periodic reports, information and documents tendered by operation of Law or in accordance with Bank of Israel regulations. Such Notices and documents will not include types of Notices and documents which by operation of Law or in accordance with Bank of Israel regulations cannot be sent by such means or are required to be sent by other means as well.

26.	Duty to Notify

We shall give the Bank notice in writing of any complaint or objection which we may have, if at all, in connection with the Account and the Loan and we shall give the Bank any other notice which we are obliged to give to the Bank by operation of Law or pursuant to any agreement, including pursuant to the Loan Documentation. We undertake to notify the Bank immediately and in writing of any of the events enumerated in this Application above in the clause entitled “Immediate Repayment” and of any event whereby making the Loan available or continuing to make it available would constitute a breach of any Law applicable to us.

27.	Transfer and Disclosure of Information

27.1	In this Clause 27, the following terms shall have the meaning as set out next to them:

27.1.1	“Transfer” – any sale, transfer, assignment or any other mode of transfer, in whole or in part, directly or by means of a special purpose company, in full or by means of the sale of rights to participate (participations) and in any other way which the Bank deems appropriate. The Transfer may be made to one or more Transferees, at the same time or from time to time.

27.1.2	“Information” – any information which is presently held by the Bank or which may be held by it in the future (including information communicated to the Bank by us or information about us, which in the discretion of the Bank it is necessary or desirable to communicate in connection with the Transfer of the Rights and Obligations in the Loan), including information about the Loan, as well as information about the Collateral Securities.

27.1.3	“Transferee” – any person or corporation, whether from Israel or outside Israel.

27.1.4	“Potential Transferee” – a Transferee with whom the Bank is conducting or may conduct negotiations for the purpose of the Transfer to him of the Rights and Obligations in the Loan;

27.1.5	“the Rights and Obligations in the Loan” – The rights and obligations of the Bank in connection with the Loan or the Amounts of the Loan and under the Account Opening Documentation and the Loan Documentation and the rights of the Bank in connection with the Collateral Securities and pursuant to the Collateral Securities Documentation.

27.1.6	“Advisers” – advisers on behalf of the Bank or on behalf of any Potential Transferee and companies engaging in credit rating who may be employed for the purpose of rating the Rights and Obligations in the Loan and a revaluing company on which may rely bodies under the supervision of the Capital Markets, Insurance and Savings Division of the Ministry of Finance for the purpose of quoting prices of their non-tradable debt assets.

בנק הפועלים בע"מ	29 עמוד 21 מתוך	4.20 9470000052

27.2	The Bank may at any time, at its discretion and without having to obtain our consent thereto (subject to any Law), effect a Transfer of the Rights and Obligations in the Loan, in whole or in part (except that we shall not bear any cost or expense arising from the Transfer or in connection therewith and which is known at the time of the Transfer):

27.2.1	To any Transferee that is a body among the following bodies: A joint investment trust fund within the meaning thereof in the Joint Investment Trust Fund Law, 5754-1994, or a company that manages such a fund; a provident fund or a managing company as defined in the Supervision of Financial Services (Provident Funds) Law, 5765- 2005; an insurer within the meaning thereof in the Supervision of Financial Services (Insurance) Law, 5741-1981; a banking corporation and an auxiliary corporation within the meaning thereof in the Banking (Licensing) Law, 5741-1981 and a corporation from the group of companies to which a banking corporation belongs as aforesaid: an investment fund, as defined in the Supervision of Financial Services (Provident Funds) (Direct Expenses on Account of the Execution of Transactions) Regulations, 5768-2008 or any corporation under the Control of the bodies specified above, and to bodies outside Israel that correspond to the bodies specified above (that are supervised by the relevant authority in the country of their incorporation or in the countries where they operate); or –

27.2.2	As part of a securitization transaction (or a similar transaction as part of which the Rights and Obligations in the Loan are transferred to a designated issuing corporation) or as part of any other transaction of transferring risk or exposure or the hedging thereof; or –

27.2.3	To any Transferee (even if not among the Transferees specified in this clause above), at the discretion of the Bank and without limitation (except if and in as much as such limitation is imposed by Law) – if an event occurs which confers upon the Bank the right to render the Loan immediately payable, as set forth in this Application above in the clause entitled “Immediate Repayment”.

27.3	If the Loan Documentation includes associated rights and obligations against us that do not constitute credit (for example a right or a duty to grant us a Banking Service which accompanies credit or depositing assets, as part of the credit transaction), the Bank may also transfer the said rights and obligations, together with the Rights and Obligations in the Loan, pursuant to the conditions specified above, subject to any Law.

27.4	For the removal of any doubt, whenever the Rights and Obligations in the Loan are transferred, the Bank shall not be precluded from acting as credit manager, as trustee of collateral securities or in any other capacity in connection with the Rights and Obligations in the Loan as aforesaid.

27.5	We undertake to act in cooperation for the purpose of effecting a Transfer of the Rights and Obligations in the Loan as aforesaid, and this includes the signing of any document which may be required for that purpose and the performance of any action which may be required by the Bank, for the purpose of effecting a Transfer of the Rights and Obligations in the Loan (to the extent relevant) provided that we will not be required to bear any costs and expenses for such purpose.

27.6	The Bank may, at any time, disclose Information to any Potential Transferee, to any Transferee to whom a Transfer has been made, to any Advisers or relevant parties. Furthermore, the Bank may, at any time, disclose Information to Advisers or to relevant parties, for the purpose of entering into a potential securitization transaction (or similar transaction as part of which the Rights and Obligations in the Loan are transferred to a designated issuing corporation) or into any other transaction of transferring risk or exposure or the hedging thereof. The disclosure of such Information shall be subject to the recipients of the Information as aforesaid signing a letter of undertaking for the preservation of secrecy as shall be acceptable to the Bank, except if the recipients of the Information as aforesaid are bound by Law to the observance of secrecy.

27.7	We are not at liberty to effect a Transfer to anyone else of any of our rights or pursuant to the Loan Documentation or in connection with the Loan without first obtaining the written consent of the Bank.

בנק הפועלים בע"מ	29 עמוד 22 מתוך	4.20 9470000052

28.	Law and Place of Jurisdiction

Any matter concerning the Account and the Loan, the administration thereof and the terms and conditions thereof or arising therefrom directly or indirectly shall be governed by the Laws of the State of Israel. The exclusive place of jurisdiction in any proceeding relative to the Loan is in the competent court of law nearest to where the place of the Branch of the Account is situated.

29.	General Provisions

29.1	All of the declarations, the representations, the obligations, the instructions and the authorizations of ours as provided in this Application are irrevocable and are in addition to and without derogating from any declaration, representation, obligation, instruction or other authorization of ours towards the Bank pursuant to any of the documents which were or may be signed by us, and the Bank has entered into or may enter into agreements with us for the provision of Banking Services which are the subject of the Loan Documentation, among other things, in reliance upon all of the declarations, the representations, the instructions and the authorizations as aforesaid.

29.2	Whenever the Bank may do something pursuant to this Application or any document in connection therewith – it is under no duty to do so.

29.3	Whenever the Bank may do something pursuant to this Application without any prior notice – the right of the Bank as aforesaid shall be subject to the provisions of any Law which may not be stipulated against.

29.4	The Books of the Bank and its accounts shall serve as admissible evidence for proving the truthfulness of their content in all their particulars. Copies from the Books of the Bank or any excerpt thereof or of the last page of the Books of the Bank, when certified by an officer of the Bank on the copy thereof or in a separate document, shall serve as admissible evidence for proving the truthfulness of their content and of the correctness of all of the particulars stated therein .

29.5	Information that the Bank has requested or may request of us from time to time as set forth in the Loan Documentation, and communicated by us to the Bank may also become part of information that the Bank may receive from others. The conditions which shall apply, subject to any Law, with regard to any such information and the use thereof are as set forth in the Account Opening Documentation.

29.6	The rights of the Bank pursuant to this Application are autonomous and independent of one another, and are further and in addition to and without derogating from any existing or future right of the Bank under any Law or under any other document signed or which may be signed by us in favour of the Bank, including the Account Opening Documentation (hereinafter: “the Additional Documents”). Nothing contained in this Application shall serve to exempt us from any liability. The Bank may insist on its rights and take all of the measures against us which are conferred upon the Bank under this Application, the Additional Documents and under any Law.

30.	Interpretation and Definitions

30.1	Clause headings in this Application are inserted for ease of reference only and shall be ignored in the interpretation of this Application.

30.2	In this Application - the masculine gender includes the feminine gender and vice versa. The plural includes the singular and vice versa.

30.3	Unless otherwise expressly provided, wherever any Law is cited in this Application, what is meant is the version of the Law as it may be from time to time at any relevant time. .

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30.4	Unless otherwise expressly provided, the terms contained in this Application shall have meaning as set out next to them as follows:

30.4.1	“Event of Illegality” – any of the following events:

30.4.1.1	If the Bank is unable to determine the rate of the Interest applicable to the Loan, for any reason, or if the continued granting of the Loan, in whole or in part, on its existing terms and conditions becomes impracticable for any reason; or

30.4.1.2	As a result of any Change of Law or in view of any changes that occur with respect to us or our affairs, the continued provision of the Loan by the Bank, in whole or in part, on the terms thereof, as they may be at any relevant time, or giving effect to obligations or exercising the rights of the Bank pursuant to the Loan Documentation, become unlawful or constitute a breach of the Law on the part of the Bank (including a breach of any regulation, rule, instruction, directive or order). For the purpose of this clause, where the Bank exceeds the limitations imposed by Bank of Israel regulations, and in particular the Proper Conduct of Banking Business Directive 313 in the matter of the indebtedness of a single borrower or a group of borrowers, shall be a breach of the Law as aforesaid.

30.4.2	“Means of Communication” – including telephone, cellular phone, facsimile, internet, cellular applications, electronic mail, communication between computers, and any other means of communication presently existing or which may come into existence in the future and as to which the Bank shall announce from time to time the possibility of using same for the purpose of executing Transactions for the Account, receiving or passing information and messages from the Bank to its customers.

30.4.3	“Collateral Securities” – all of the sureties, the charges, the pledges and the other Collateral Securities for our Indebtedness, of any kind or category, which have been given or which may be given to the Bank by us or by any third party on our behalf, including a pledgor of property as security for our obligations, including all of the Deposited Assets.

30.4.4	“subject to any Law” – subject to any Law which may not be stipulated against.

30.4.5	“Weighted Day Basis” – Basis of days for calculating the Interest for one year (the Interest Calculation Period encompassing two (2) calendar years each one having a different number of days (365 and 366) in the respective years), being calculated in the following way: The number of days, out of the relevant Interest Calculation Period that apply a year of 365 days, multiplied by 365, and the number of days, out of the Interest Calculation Period as aforesaid, that apply to a year of 366 days, multiplied by 366 – the result of such calculation period being divided by the overall number of days in the Interest calculation period as aforesaid.

30.4.6	“Account Holder” – someone whose particulars appear in the Application to Open an Account and in the Appendices delivered to the Bank, at the time when the Account is opened, as to the identity of the Account Holder, all subject to such changes that may be made by operation of Law or with the consent of the Bank, in advance and in writing.

30.4.7	“Appointee” – a receiver, liquidator, trustee, special manager, receiver in bankruptcy or any other similar appointee.

30.4.8	“this Application” – an application for the receipt of a Loan, as may be amended from time to time.

30.4.9	“Financial Statements” – any periodic financial statements, prepared in the form prescribed by any Law and in accordance with generally accepted accounting principles which we or any subsidiary company of ours or any guarantor for the payment of any of the Amounts of the Loan are obliged or may be obliged to prepare under any Law.

30.4.10	“Law” – as defined in the Interpretations Law, 5741-1981. Unless otherwise expressly provided, whenever any provision of Law is cited in the Loan Documentation, what is meant is the provision of Law as it may be from time to time at any relevant time and any other provision of Law replacing or amending it.

בנק הפועלים בע"מ	29 עמוד 24 מתוך	4.20 9470000052

30.4.11	“the Stock Exchange” – the Tel-Aviv Stock Exchange Ltd. and any other exchange that receives a licence under Section 45 of the Securities Law, 5728-1968.

30.4.12	“the Bank” – Bank Hapoalim B. M., comprising each one of the branches and offices in Israel, as well as any successor or any one acting on its behalf and any transferee of the Bank.

30.4.13	“the Account” – a bank account the number of which is stated at the top of this Application and according to any other number as may be determined by the Bank from time to time and which is or may be maintained on our behalf, by the Bank, at the Branch of the Account.

30.4.14	“the Index” or “the Consumer Price Index” – the consumer price index (also known as the cost of living index), including fruit and vegetables, published by the Central Bureau of Statistics (hereinafter: “the Bureau”) including that index even if published by any other governmental body and also including any official index in substitution therefor, whether based on the same data on which the existing index is based or not. If any other index replaces the existing one, the Bureau will determine the ratio between them, and, if the Bureau does not so determine within six months from the publication of the other index, it will be determined by the Bank in consultation with economic experts.

30.4.15	“the New Index” – means the last known Index on the Actual Date of Payment.

30.4.16	“the Base Index” – means the last known Index on the Date on Which the Loan Is Granted.

30.4.17	“the Deposited Assets” – All of the monies (whether in Israeli currency or in Foreign Currency), assets, negotiable instruments, non-negotiable instruments, deposits, savings plans, Collateral Securities, securities, chattels and other rights of any kind or category, as well as the proceeds of all of these, which at any time were delivered to the Bank for collection or for safekeeping or by way of collateral or were deposited with the Bank or with a bailee on its behalf.

30.4.18	“the Actual Crediting of the Current Account” – the final, absolute and irrevocable crediting of the Current Account which does not arise from a movement in the Account or from a balance in the Account which is defined by the Bank as being a movement or a balance which is only conditional.

30.4.19	“Indebtedness” – any debt, undertaking or obligation of ours to the Bank, of any kind (existing and future, direct or indirect, conditional and unconditional, including as guarantors to the Bank) on whatever grounds, all as they may be from time to time, including any such indebtedness of ours to the Bank in any other account, and even if any such other account is maintained solely on our behalf or on behalf of any one of us by ourselves or together with others.

30.4.20	“the Companies Law” – the Companies Law, 5759-1999.

30.4.21	“the Securities Law” – the Securities Law, 5728-1968.

30.4.22	“Signature” – any signature on a written document, as well as, subject to the approval of the Bank, conferring agreement to or approval of, in any way, and that includes by any Means of Communication, and the verb “to sign” in all of its conjugations, shall be construed accordingly.

30.4.23	“Loan Account” – Sub- account of the Loan maintained within the Account.

30.4.24	“Current Account” – in relation to any account maintained on our behalf (by ourselves or together with others) – a Sub-Account which enables the Account Holder to deposit funds, withdraw funds as well as give Debit Instructions, without any need for prior notice, all subject to the provisions of the Account Opening Documentation and any other document agreed upon or which may be agreed upon with the Bank. If the Account includes more than one Current Account (that is to say, a number of Current Accounts each one of which maintained in another currency), then what is meant is the Current Account maintained in the relevant currency.

בנק הפועלים בע"מ	29 עמוד 25 מתוך	4.20 9470000052

30.4.25	“Banking Business Day in Israel” – every day except Saturday, public holidays, the two days of the Jewish New Year, the day before the Day of Atonement and the Day of Atonement, the first and eighth day of Succoth, Purim, the first and seventh day of Passover, Independence Day, Shavuot (Feast of Weeks) and the Ninth of Av, but not including any other day determined by the Supervisor of Banks or laid down by any Law as being a day which is not a banking business day in Israel.

30.4.26	“Balance Available for Withdrawal” – as of any relevant calculation date – any credit balance in Current Account which includes funds recorded to the credit of such Current Account, except for such funds with respect to which there is our obligation or that of the Bank for our account, or only conditionally recorded to the credit of such Current Account or which the Bank is obliged or is liable to be obliged to pay to any third party. Any such credit balance in Current Account does not include financial deposits, savings plans, securities, other financial rights and assets recorded to the credit of the Account in any other Sub-Account of the Account (which is not the Current Account as aforesaid) or recorded to the credit of any other account maintained in our name with the Bank, whether alone or together with others. If and in as much as there is allocated to us a Current Account Facility in Current Account as aforesaid, the Balance Available for Withdrawal shall also include any balance available for utilization on account of the Current Account Facility which may be allocated in such Current Account. Wherever a Balance Available for Withdrawal is mentioned in this Application, what is meant is the Balance Available for Withdrawal in the currency relevant to the requested transaction only.

30.4.27	“Balance in the Account” – the total of all the credits passed to the Current Account to the relevant date after deduction of the total of all the debits passed to the same Current Account to such date.

30.4.28	“Debit Balance” – a Balance in the Account that is negative amount.

30.4.29	“Board at the Branch” – a screen or board displayed at the branch of the Bank and also an information sheet placed on the counter at the branch of the Bank where the respective transactions are executed, and at an office of the Bank or at a branch of the Bank where there are no counter services, including voice mail.

30.4.30	“The Actual Repayment Date”– the Banking Business Day in Israel on which any amount of the Amounts of the Loan is actually repaid.

30.4.31	“The Agreed Repayment Date” – the date on which any of the Amounts of the Loan is expressed to be repaid, in accordance with the terms of the Loan Documentation, including by virtue of rendering any such Amounts immediate repayable as provided in this Application.

30.4.32	“the Date on Which the Loan Is Granted” – The date on which the Current Account is credited with the Principal Amount of the Loan.

30.4.33	“Foreign Currency” – any foreign currency which is freely convertible.

30.4.34	“Credit Facility” – any credit facility for a stated and limited amount and period which is allocated to us in the Account.

30.4.35	“Current Account Facility” – a Credit Facility allocated to us in Current Account (if allocated) and which enables us to continue to make withdrawals on account thereof of amounts which were repaid by us to the Bank, all in accordance with the terms of the Credit Facility as aforesaid.

30.4.36	“the Collateral Securities Documentation” – the agreements, deeds of pledge, debentures, letters of undertaking and letters of guarantee and any other document signed or which may be signed between ourselves and the Bank the subject of which is Collateral Securities or which regulate any matter having to do with Collateral Securities, which secure the Amounts of the Loan.

בנק הפועלים בע"מ	29 עמוד 26 מתוך	4.20 9470000052

30.4.37	“the Loan Documentation” – this Application, the Collateral Securities Documentation and any other document signed or which may be signed between ourselves and the Bank in connection with the Loan.

30.4.38	“the Account Opening Documentation” – the document entitled “Application to Open an Account and General Conditions for Operating an Account” which we have signed in connection with the Account, any other document that serves to amend or replace the said Application or which expressly states therein that it constitutes part thereof, and all of the documents which include general conditions pertaining to the Areas of Activity or the Channels of Service (which also include such as are attached or which may be attached to such Application and which may be signed further thereto) and all of the documents which include authorizations for the Account (including powers of attorney), signature combinations, specimen signatures, the manner of receiving poll cards, position notices and confirmations of ownership or updates of any of them, which have been delivered to the Bank, received and approved by it at the time of signature of this Application as aforesaid or at any later time.

30.4.39	“the Amounts of the Loan” – any amount which we owe or may owe the Bank pursuant to the Loan Documentation and that includes the Principal Amounts of the Loan, the Interest, Default Interest, the fees, commissions and charges, the costs and expenses, Linkage Differences and the Additional Amounts.

30.4.40	“Branch of the Account” – the offices of the branch of the Bank where the Account is maintained.

30.4.41	“Books of the Bank” – including Records of the Bank and also any book, ledger, statement of account, contract, deed or undertaking, Bill bearing our signature, card index, sheet of the Bank or which have been produced by the Bank, any Bank Records spool, copies of all of the foregoing certified by the Bank or submitted by it as part of its books and whatever can be produced from all of the foregoing by means of data storage or retrieval, electronic simulation and other technology, made in the normal course of the Bank’s business.

30.4.42	“Channels of Service” – computerized or automated channels or Channels of Communication through which the Bank provides from time to time Banking Services, remits and receives information through which we have requested or may request the Bank to remit information, instructions or requests and to receive through them from the Bank information and Banking Services and which have been or will be approved by the Bank from time to time, at its discretion.

30.4.43	“Transactions for the Account” – executing a Debit Instruction (including by means of Cheques drawn on the Account or by means of a debit card as defined in the Debit Cards Law, 5746-1986) or executing a conversion instruction or any other transaction or instruction in connection with assets posted to the Account or to the credit thereof or in connection with our rights in connection with the Account.

30.4.44	“Prime” or “Prime Interest” – the interest defined by the Bank as its prime rate of interest and which is updated by the Bank from time to time.

30.4.45	“Quarter” - any period of three calendar months, with the first Quarter commencing on the first day of the calendar month next following the Date on Which the Loan Is Granted and the rest of the Quarters commence accordingly on the first day of the calendar month next following the end of the previous Quarter.

30.4.46	“Bank of Israel Interest” – the rate of interest, as it may be from time to time, at which the Bank of Israel lends money to banking corporations or borrows money from them. Such interest is determined by the Monetary Committee of the Bank of Israel and published by it.

30.4.47	“Interest at the Maximum Rate” – the maximum interest as it may be from time to time, applied by the Bank to Debit Balances in Current Account in Israeli currency or in the relevant Foreign Currency, as the case may be, for which there is no valid Current Account Facility.

בנק הפועלים בע"מ	29 עמוד 27 מתוך	4.20 9470000052

30.4.48	“Records” – any entry or copy of an entry which preserve the information regarding the Transactions for the Account or data pertaining to the Account and its particulars whether recorded or copied by printing, duplication, electronic simulation, photocopying (including microfilm) or recorded or copied by any mechanical, electrical or electronic means or any technology which preserves the information regarding the Transactions for the Account or in connection therewith, as well as any output, computer material being information and electronic messages which include data pertaining to the Account or notices of the Bank relative to the Account, formed by means of recording by the Bank’s computers, within the meaning of “output”, “computer material” (which is information) and “computer” in the Computers Law, 5755-1995 and also the print-out on paper of the contents of a computer file, or any record of the Bank retained by any other means or representation of words or numerals or other signs or symbols which the Bank generally uses or employs in its records.

30.4.49	“Bill” or “Bills” – any promissory note, bill of exchange, Cheque, undertaking, guarantee, Collateral Security, assignment, bill of lading, certificate of deposit, draft, payment order and any negotiable instrument of any kind.

30.4.50	“Change of Law” – the application of new Law, new legislation or change in existing Law or in the way it is applied or implemented which are introduced after the date of signature of the Loan Documentation, including: any change in the interpretation of existing Law; any new requirement addressed to the Bank by the Bank of Israel, including any new obligation pursuant to any agreement that banks in Israel have entered into with the Bank of Israel or any change in the common banking practice relative to the Bank of Israel; any new requirement addressed to the Bank by any other competent authority in any relevant jurisdiction; all of which – even if such Law, change or requirement or obligation or practice are not mandatory with respect to the Bank but banks or other financial institutions usually adhere to them, and in any relevant jurisdiction. For the purpose hereof “Law” – as defined in this Application and any regulation, rule, instruction, directive, order or obligation relative to the Bank of Israel or practice as aforesaid.

30.4.51	“Structural Change” – means with respect to the relevant legal entity or legal body any one of the following:

30.4.51.1	Merger or split, within the meaning of these terms in Part 5 “B” of the Income Tax Ordinance [New Version] or in the Companies Law (including any consolidation and reorganization, all of which – irrespective of whether effected pursuant to Part Eight or Part Nine of the Companies Law or in any other way) or any action the result of which is similar with reference to a partnership or incorporation outside Israel; or

30.4.51.2	Any action the result of which is the acquisition, disposition or receipt of assets which are material for the legal entity or legal body in their extent or nature or the acquisition or receipt of material undertakings as aforesaid; or

30.4.51.3	Receipt of assets in return for shares or other securities or other rights in the legal entity or in the legal body, when the assets relevant to the action as aforesaid are material for the legal entity or the legal body, in their extent or nature; all of which - whether in one transaction or in a series of transactions.

30.4.52	“Cheque” – as defined in Section 73 of the Bills of Exchange Ordinance [New Version].

30.4.53	“Banking Services” – the range of services that the Bank is accustomed to give to its customers in the usual way which is current at the Bank.

30.4.54	“Control” – as defined in the Securities Law, and with respect to a corporation to which the Securities Law does not apply – with the necessary changes.

30.4.55	“the Bank’s Customary Buying Rate” – the rate of exchange “Transfers / Drafts – Bank Buys” posted from time to time by the Bank on the Board at the Branch and which relates, as the case may be, to the sale of the respective Foreign Currency by us to the Bank at any relevant time; and net of any conversion fee, tax, levy, compulsory or other payments and the like.

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30.4.56	“the Areas of Activity” – areas in the framework of which we have requested or may request the Bank to receive Banking Services and which were or may be approved by the Bank from time to time, at its discretion.

30.4.57	“the Bank’s Scale of Charges” – a scale of charges of the Bank displayed at the branch or on the web site or on cellular applications of the Bank, by means of automated machines or by any other method by which the Bank is permitted to display same, which includes information concerning amounts of fees, commissions and charges or their rates, and other payments and amounts in relation to Banking Services, and that includes Banking Services for the Account.

30.4.58	“Period of the Loan” – any period, as specified in the Repayment Schedule, commencing on the Date on Which the Loan Is Granted and terminating on the last Agreed Repayment Date on account of the Amounts of the Loan.

30.4.59	“Sub-Account” – a Current Account or a deposit account or a savings account or a loan account or any other account which is maintained or which may be maintained with the Bank under such Account.

31.	Repayment Schedule

Particulars regarding the Period of the Loan, the amount of the payments for the repayment of the Loan, and the repayment dates of the Principal Amount of the Loan and the Interest will be contained in a repayment schedule which will be sent to us by the Bank shortly after the Date on Which the Loan Is Granted as aforesaid (herein above and below: “the Repayment Schedule“). The Repayment Schedule will constitute an integral part of this Application. If the Repayment Schedule does not reach us within 30 days of the Date on Which the Loan Is Granted, we undertake to notify the Bank accordingly in writing.

32.	Further Conditions:

Signatures:

We the undersigned confirm that the Bank gave us a copy of this Application and afforded us a reasonable opportunity to review it before signing this Application.

Name	Identifying Number	Date	Signature
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בנק הפועלים בע"מ	29 עמוד 29 מתוך	4.20 9470000052